                                                                   EXHIBIT 10.23

                                 LEASE AGREEMENT

                                     BETWEEN

                                     ZPF LLC

                                       AND

                      CELL & MOLECULAR TECHNOLOGIES, INC.

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS .............................................................    1
ARTICLE 2 - DEMISED PREMISES, TERM, AND DELIVERY OF DEMISED PREMISES ................    4
ARTICLE 3 - RENT ....................................................................    5
ARTICLE 4 - USE OF DEMISED PREMISES .................................................    8
ARTICLE 5 - PREPARATION OF DEMISED PREMISES .........................................    8
ARTICLE 6 - UTILITIES AND SERVICES ..................................................   13
ARTICLE 7 - COMPLIANCE WITH LAWS ....................................................   15
ARTICLE 8 - EVENTS OF DEFAULT; REMEDIES .............................................   17
ARTICLE 9 - CUMULATIVE, REMEDIES; WAIVER ............................................   20
ARTICLE 10 - SURRENDER OF DEMISED PREMISES ..........................................   21
ARTICLE 11 - SUBORDINATION AND NON-DISTURBANCE ......................................   22
ARTICLE 12 - QUIET ENJOYMENT ........................................................   24
ARTICLE 13 - ASSIGNMENT OR SUBLETTING ...............................................   24
ARTICLE 14 - INSURANCE; WAIVER OF SUBROGATION; RELEASE ..............................   28
ARTICLE 15 - ALTERATIONS ............................................................   31
ARTICLE 16 - MAINTENANCE AND REPAIRS; COVENANT AGAINST WASTE; RIGHT OF INSPECTION ...   33
ARTICLE 17 - ELECTRIC ENERGY ........................................................   35
ARTICLE 18 - WATER SERVICE ..........................................................   35
ARTICLE 19 - ACCESS .................................................................   36
ARTICLE 20 - CONSTRUCTION LIENS .....................................................   36
ARTICLE 21 - INDEMNIFICATION ........................................................   37
ARTICLE 22 - CONDEMNATION ...........................................................   38
ARTICLE 23 - LIMITATION OF LIABILITY ................................................   40
ARTICLE 24 - DAMAGE OR DESTRUCTION ..................................................   41
ARTICLE 25 - SELF-HELP ..............................................................   42
ARTICLE 26 - BROKER .................................................................   43
ARTICLE 27 - NOTICES ................................................................   44
ARTICLE 28 - ESTOPPEL CERTIFICATE ...................................................   45
ARTICLE 29 - SECURITY DEPOSIT .......................................................   45
ARTICLE 30 - OPTION TO EXTEND TERM ..................................................   46
ARTICLE 31 - RIGHT OF FIRST OPPORTUNITY AND OPTION TO LEASE EXPANSION SPACE .........   48
ARTICLE 32 - SIGNS ..................................................................   49
ARTICLE 33 - MODIFICATIONS REQUESTED BY MORTGAGEE ...................................   49
ARTICLE 34 - PARKING ................................................................   51
ARTICLE 35 - SHORT FORM LEASE .......................................................   51
ARTICLE 36 - CAPTIONS ...............................................................   51
ARTICLE 37 - APPLICABILITY TO SUCCESSORS AND ASSIGNS ................................   51
ARTICLE 38 - HOLDOVER ...............................................................   52
ARTICLE 39 - MISCELLANEOUS ..........................................................   52

                                    EXHIBITS

EXHIBIT A DEMISED PREMISES
EXHIBIT B LANDLORD'S WORK
EXHIBIT C OPERATING EXPENSES

                                                            Lease CMT 103001.wpd

                                 LEASE AGREEMENT

         This LEASE AGREEMENT ("Lease"), is dated as of ____, _, 2001 between ZPF LLC, a New Jersey limited liability company having an address c/o Trillium Realty Advisors, L.L.C., 3 Princeton Avenue, Suite 3 C, Hopewell, NJ 08525 ("Landlord"), and Cell & Molecular Technologies, Inc., a New Jersey corporation, having an address at 580 Marshall Street, Phillipsburg, New Jersey 08865 ("Tenant").

         WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord, certain premises located in the Town of Phillipsburg, New Jersey as more particularly described therein; and

         NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth in this Lease, the parties hereto hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

         1.01 As used in this Lease (including all Exhibits and any Riders attached hereto, all of which will be deemed to be part of this Lease) the following words and phrases will have the meanings indicated:

                  A. Additional Rent: All amounts, if any, that are expressly payable by Tenant to Landlord under this Lease other than the fixed Rent.

                  B. Building: The building located on the Land, and commonly known as 445 Marshall Street, Phillipsburg, New Jersey.

                  C. Building Hours: Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.

                  D.       Commencement Date: As defined in Section 5.02 (a).

                  E. Common Areas: The Land, the parking area of the Building and all drives and walkways, the lobby, fire stairs, public hallways, public lavatories and all other general building facilities that service all tenants of the Building.

                  F. Demised Premises: The portion of the Building depicted on Exhibit A, consisting of 7,802 useable square feet ("USF") of office space and 1,600 USF of storage space

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                                                            Lease CMT 103001.wpd
plus a 16.02% common area factor, equaling 9,054 rentable square feet ("RSF") of office space and 1,854 RSF of storage space. Landlord will provide scaled drawings, and measurements of the Demised Premises.

                  G. Expiration Date: Three (3) years and eight (8) months after the Commencement Date.

                  H. Fixed Rent: Tenant will pay during the Term, from and after two (2) months subsequent to the Commencement Date, the following Fixed
Rent:

  Lease                                                             Monthly
   Year                        Annual Fixed Rent                  Fixed Rent
    1         $135,810.00 (@ $15.00 RSF for office space)         $11,317.50
              $ 14,553.96 (@ $7.85 RSF for storage space)         $ 1,212.83
              -----------                                         ----------
              $150,363.96                                         $12,530.33
              -----------                                         ----------
    2         $138,073.56 (@ $15.25 RSF for office space)         $11,506.13
              $ 15,017.40 (@ $8.10 RSF for storage space)         $ 1,251.45
              -----------                                         ----------
              $153,090.96                                         $12,757.58
              -----------                                         ----------
    3         $140,337.00 (@ $15.50 RSF for office space)         $11,694.75
              $ 15,295.56 (@ $8.25 RSF for storage space)         $ 1,274.63
              -----------                                         ----------
              $155,632.56                                         $12,969.38
              -----------                                         ----------
    4         $ 93,558.00 (@ $15.50 RSF for office space)         $11,694.75
(8 mos.)      $ 10,197.04 (@ $8.25 RSF for storage space)         $ 1,274.63
              -----------                                         ----------
              $103,755.04                                         $12,969.38
              -----------                                         ----------

                  I. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

                  J. Land: The land specific to and upon which the Building is located, which is designated as Block 1104, Lot 4 and Block 1105, Lot 1, Phillipsburg, New Jersey.

                  K. Landlord: Initially, ZPF LLC; however, the term "Landlord" will only refer to the holder or holders of the fee title to the Demised Premises, so that upon any transfer of title to the Demised Premises, the term will refer only to the party holding title, and no prior

                                                            Lease CMT 103001.wpd

                  Y. Tenant's Property: Tenant's equipment and improvements constructed as part of the Tenant Work or as changes to the Landlord Work requested by Tenant.

                  Z. Tenant Work: The facilities, materials and work which may be undertaken for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy in accordance with the provisions of Section 5.01 (b).

                  AA. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term will end on the date when this Lease may be earlier terminated as provided elsewhere herein.

                  BB.      Unavoidable Delays: A delay (whether affecting
Landlord, Tenant, their respective contractors or subcontractors) arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, acts of God, act of war, fire or other catastrophe, acts of any governmental body or agency (including delay in acting with respect to any application for any necessary permits or approvals) Legal Requirement, administrative proceedings or litigation which results in delay in commencing or completing construction, delay in receipt of ordered equipment, acts beyond a party's control and without its fault or negligence, or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay. Notwithstanding anything contained in this Lease to the contrary, Unavoidable Delays will not excuse or delay any of Tenant's monetary obligations hereunder.

      ARTICLE 2 - DEMISED PREMISES, TERM, AND DELIVERY OF DEMISED PREMISES

         2.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. On the Commencement Date, the parties hereto will enter into an agreement setting forth the Commencement Date and the Expiration Date.

         2.02     The premises hereby leased to Tenant is the Demised Premises.

         2.03 The Term of this Lease will be three (3) years and eight (8) months from the Commencement Date and will end on the Expiration Date or such earlier date upon which said

                                                            Lease CMT 103001.wpd

Term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

         2.04 Tenant's inability or failure to take possession of the Demised Premises when delivered by Landlord will not delay the Commencement Date, or Tenant's obligation to pay Rent, or comply with any of its obligations hereunder.

                                ARTICLE 3 - RENT

         3.01 Beginning on the date that is two (2) months subsequent to the Commencement Date, Tenant will pay the annual Fixed Rent in equal monthly installments in advance on the first (1st) calendar day of each and every calendar month. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month will be prorated and will be paid on the Commencement Date.

         3.02 The Fixed Rent will be paid in lawful money of the United States to Landlord at its office, or such other place, or to such place as Landlord may designate by nonce to Tenant. Tenant will pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as provided in Sections 22.03 and
24.03. If Tenant makes any payment to Landlord by check, same will be by check of Tenant made payable to Landlord and Landlord will not be required to accept the check of any other Person, and any check received by Landlord will be deemed received subject to collection. If any check is mailed by Tenant, Tenant will post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. No lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease. All payments of Rent will first be applied to Fixed Rent then due and payable, next to Additional Rent then due and payable.

         3.03 Without implying that Tenant will have the right to pay a lesser amount than the correct Rent, no payment by Tenant or receipt or acceptance of a lesser amount than the correct Rent will be deemed to be other than a payment on account.

         3.04 Any Fixed Rent payment due Landlord under this Lease which is not paid on or

                                                            Lease CMT 103001.wpd
before the tenth (10th) day following the date such payment is due, and any Additional Rent payment due Landlord under this Lease that is not paid on or before the fifteenth (15th) day following the date such payment is due will, from the due date, until such payment is received by Landlord, bear interest at the rate of ten (10%) percent.

         3.05 Tenant will pay to Landlord, as Additional Rent, the Operating Expenses to the extent that they exceed the Base Year Operating Expenses, in accordance with and as more particularly described in Exhibit C, and the parties stipulate and agree that this Lease is intended, and will be deemed to be, a "modified gross" Lease wherein the Landlord will receive all Fixed Rent payments and increases over the Base Year Operating Expenses (as defined in Exhibit C) hereunder to be made by Tenant free from any changes, assessments, impositions, and expenses of any kind or nature whatsoever.

         3.06 Tenant will be responsible to pay for and supply janitorial service to the Demised Premises. Landlord will be responsible for supplying janitorial services to the Common Areas of the Building, and the cost thereof will be an Operating Expense.

         3.07     (a)      In addition to the Fixed Rent, Tenant will pay to
Landlord the cost of Tenant's electric for the Demised Premises, at the rate of $1.20 per RSF, (the "Assumed Electric Usage"), which amount will be paid monthly to Landlord by Tenant at the time the Fixed Rent is due and payable. Should Landlord reasonably determine that Tenant's electrical usage for the Demised Premises is greater than the Assumed Electric Usage, Landlord may, at Landlord's cost, cause a survey to be conducted, from time to time, by an electrical engineer, to measure the amount of electrical service consumed by Tenant.

                  (b) If Tenant's actual electric usage, as determined by the electrical engineer selected by Landlord, exceeds the Assumed Electric Usage, then Landlord will deliver to Tenant the findings of Landlord's electrical engineer and Tenant will be responsible for paying to Landlord the cost of such excess usage.

                  (c) Should Tenant dispute the findings of Landlord's electrical engineer, then Tenant will have the option to obtain a survey, to be conducted by an electrical engineer selected by Tenant, at Tenant's sole cost and expense, which survey must be completed within thirty days (30) of Tenant's receipt of the results of the survey conducted by Landlord's engineer.

                                                            Lease CMT 103001.wpd

                  (d) After reviewing the surveys conducted by Landlord's and Tenant's engineers, Landlord and Tenant will use commercially reasonable efforts to negotiate a mutually reasonable solution to the amount to be paid by Tenant for electric usage.

                  (e) If Tenant's actual electric usage, as determined by the surveys, is less than $1.20 per RSF, then Tenant shall pay to Landlord such reduced and actual cost of Tenant's electric; provided, however, in no event shall the Fixed Rent be less than the actual cost of Tenant's electric usage.

                  (f) If the parties cannot agree, Landlord's and Tenant's electrical engineers will select a third electrical engineer (if they are unable to agree upon the third electrical engineer, such selection will be made by the Assignment Judge of the New Jersey Superior Court for Warren County), who will complete his or her survey within thirty days (30) and the cost thereof will be shared equally by the Landlord and Tenant.

                  (g) If the results of the third survey are within ten percent (10%) of the average of the Landlord's and Tenant's surveys, then the results of the third survey will be final and binding upon Landlord and Tenant.

                  (h) If the results of the third survey exceed, or are less than, the average of the Landlord's and Tenant's surveys, by more than ten percent (10%), then and in that event the average of the three surveys will be final and binding upon Landlord and Tenant.

                  (i) Tenant will pay for Additional Rent (x) for the excess electrical usage, if any, within fifteen days (15) after (x) receipt of Landlord's invoice therefore, or (y) a final and binding determination as provided above, whichever is applicable.

         3.08 In addition to any other remedies provided for herein, in the event that any installment of Fixed Rent is more than ten (10) days overdue or payment of Additional Rent is more than twenty (20) calendar days overdue then a "late charge" of 1% of the amount(s) so overdue may be charged by Landlord for each month or part thereof that the same remains overdue. This charge will be deemed compensation to Landlord for the inconvenience and expenses of policing and processing late payment(s) and will be in addition to and not in lieu of any other remedy Landlord may have under the circumstances and in addition to any reasonable fees and charges of any agents or attorneys Landlord may employ in the event of any default hereunder, whether authorized herein or by law. At the option of Landlord, any

                                                            Lease CMT 103001.wpd
such late charge, if not previously paid, will be added to and become part of the next succeeding payment of Fixed Rent to be made hereunder.

                       ARTICLE 4 - USE OF DEMISED PREMISES

         4.01 Tenant will only use and occupy the Demised Premises for the Permitted Uses, and Tenant will not use or permit or suffer the use of the Demised Premises or any part thereof for any other purposes.

         4.02 If any governmental license or permit, will be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, other than a Certificate of Occupancy for the existing Demised Premises and Landlord's Work (prior to any Tenant Work), Tenant will duly procure and thereafter maintain such license or permit and submit the same to Landlord upon request. Tenant will at all times comply with the terms and conditions of each such license or permit. Tenant will not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems attached thereto; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs the character, reputation or appearance of the Demised Premises and/or the Building; (e) impairs the maintenance, operation and repair of the Demised Premises and/or its equipment, facilities or systems or (f) would make the New Jersey Industrial Site Recovery Act ("ISRA") applicable to the Demised Premises or the Building.

                   ARTICLE 5 - PREPARATION OF DEMISED PREMISES

         5.01     (a)      No later than fifteen (15) days after the execution
and delivery of this Lease, Landlord will begin the process of making improvements to the Demised Premises in accordance with Exhibit B (the "Landlord's Work"). Landlord will use commercially reasonable efforts to expeditiously complete the Landlord's Work, but will not be required to

                                                            Lease CMT 103001.wpd
employ overtime labor.

                  (b) Any additional work over and above that set forth in Exhibit B, necessary to suit the Demised Premises for Tenant's occupancy is the responsibility of Tenant (the "Tenant Work"), which will be performed by Tenant at Tenant's own cost and expense in accordance with the provisions of this Lease.

                  (c) Except for Landlord Work to be performed by Landlord in accordance with Exhibit B, Tenant will accept the Demised Premises in "As Is" "Where Is" condition. To the best of Landlord's knowledge, the building systems (HVAC, electrical, and plumbing are now in good working order and the roof does not now leak).

                  (d) Landlord shall grant Tenant a credit against the Fixed Rent (the "Tenant Allowance") of up to $7,077.50 (calculated at the rate of $2.50 per rentable square foot) for Tenant Work exclusively in that portion of the Demised Premises known and designated as Lease Area C (consisting of 2,831 RSF). In the event the Tenant Allowance is not exhausted, i.e. the cost of the Tenant Work in Lease Area C is less than $7,077.50, there shall be no obligation upon Landlord to make payment, or give a credit, to Tenant for the difference.

         5.02     (a)      The Demised Premises will be deemed completed (the
"Commencement Date"), when the Landlord Work has been substantially completed, and the HVAC, electrical and plumbing systems are in good working order and the roof does not leak. Subject to the provisions of Sections 5.05 and 39.03, in the event the Commencement Date does not occur on or before (i) 60 days from the date the Lease is executed by, and delivered to, each party (the "Effective Date"), then for each day from and after the 61st day from the Effective Date that the Commencement Date does not occur, Tenant will receive a credit of one day's Fixed Rent, or (ii) 120 days from the Effective Date, then Tenant shall have the right to terminate and cancel the Lease by serving written notice of cancellation upon Landlord within five (5) days of the expiration of said 120-day period, in which event the Security Deposit shall be returned to Tenant and neither party shall have further liability hereunder, except for such obligations that shall survive termination of the Lease.

                  (b) Tenant, by taking occupancy, will be conclusively deemed to have acknowledged and agreed that Landlord has performed all obligations relating to the Demised Premises and that the Demised Premises is in satisfactory condition, provided, however, the

                                                            Lease CMT 103001.wpd
performance of Tenant Work by Tenant shall not, in and of itself, constitute occupancy.

         5.03 All work of Landlord and Tenant will be performed in accordance with all applicable laws and ordinances and all applicable regulations of governmental agencies having jurisdiction. Tenant hereby consents that variations in Landlord's performance may be made without prior approval of Tenant if such variations provide the same quality material, value to the Building and comport with the essential requirements of the additional work, ordinances or regulations provided the variations are not substantial. Each party will procure all necessary permits for the work to be done by that party, and pay the fees therefor.

         5.04 Landlord will prosecute the work required of it with due diligence, but due allowance will be made for Unavoidable Delays. Nothing herein will require Landlord to incur overtime charges or premium pay in order to complete any of its work whether or not there has been an Unavoidable Delay, and it will not be deemed an element of due diligence that Landlord incur such overtime charges or premium pay.

         5.05     (a)      If Landlord's ability, when required to do so, to
obtain a building permit or Certificate or Temporary Certificate of Occupancy or to complete the Landlord Work, or deliver possession of all or part of the Demised Premises is delayed due to any act or omission of Tenant or its agents, employees, contractors or subcontractors ("Tenant Delay"), then the Demised Premises, building permit and/or Certificate or Temporary Certificate of Occupancy will be deemed to have been completed or obtained, as the case may be, and possession of the Demised Premises will be deemed to have been delivered to Tenant and Fixed Rent and Additional Rent will be due as of the date when such event would have occurred but for such Tenant Delay. Tenant Delay will include, but not be limited to,:

                           (i)      delay due to material changes made or
requested by or on behalf of Tenant (notwithstanding Landlord's approval of such changes);

                           (ii)     delay due to any other material interference
with work in the Demised Premises or in the Building, or any other act or omission, by Tenant, its agents, employees, contractors or subcontractors;

                           (iii)    delay due to the postponement of any work at
Tenant's request;

                           (iv)     delay due to performance of any work in the
Demised Premises by any person or entity employed or retained by or on behalf of Tenant;

                                                            Lease CMT 103001.wpd

                           (v)      Intentionally deleted.

                           (vi)     delay due to Tenant employing labor which
results in or causes conflict or controversy with any labor organization representing trades performing work for Landlord, its contractors or subcontractors.

                  (b) If, as a result of any Tenant Delay pursuant to the provisions of this paragraph. Landlord sustains any additional costs or expenses for labor or material, Tenant will pay to Landlord (in addition to the Rent payable as a result of the establishing of the Commencement Date as provided in paragraph 5.05 (a) all such costs and expenses that Landlord may sustain.

         5.06 Subject to the provisions hereof, Tenant shall be given access to the Building, prior to the Commencement Date, to perform the Tenant Work. Tenant agrees that (i) it shall not interfere, or permit its agents, servants or employees, to interfere with, any construction work being performed by, or on behalf of, Landlord; (ii) Landlord shall have no responsibility or liability whatsoever for any loss of or damage to any furniture, fixtures or equipment so installed or left upon the Demised Premises; (iii) all provisions of this Lease, other than the obligation of Tenant to pay Fixed Rent and Operating Expenses, shall be binding upon Tenant at such time; (iv) Tenant's employees, agents and servants shall work in harmony and shall not interfere with Landlord, Landlord's contractor or any subcontractor in the construction of the remainder of the Building or the Landlord Work; and (v) before entering upon the Demised Premises, Building or Land, Tenant shall cause Landlord to be insured from the date of such entry with the liability coverage and other applicable insurance called for by Article 14 to be carried by Tenant during the Term and, in addition, shall deliver to Landlord satisfactory proof that such insurance is in place and all workers or agents of Tenant or any of its contractors or subcontractors entering upon the premises are appropriately covered by workers' compensation insurance.

                       ARTICLE 6 - UTILITIES AND SERVICES

         6.01 Landlord will arrange to have furnished to the Demised Premises the following services, utilities, supplies and facilities:

                                                            Lease CMT 103001.wpd

                  (a) Heat, hot and cold water, year round ventilation, and air conditioning and heat during the seasons when they are required, as determined by Landlord's reasonable judgment. Heating, ventilation and air conditioning ("HVAC.") will only be provided during Building Hours. Landlord will furnish HVAC beyond Building Hours, provided that notice requesting such service is delivered to Landlord before noon on the business day when such service is required for that evening, and by noon of the preceding business day when such service is required on a Saturday, Sunday or holiday. Landlord's charge for supplying such additional service will be paid by Tenant at the "HVAC Overtime Rate", which will initially mean $50.00 per hour, and which HVAC Overtime Rate will be subject to change from time to time on thirty (30) days' prior written notice to Tenant. Landlord will bill Tenant for HVAC overtime charges and will submit with its invoice a tabulation of the hours and the dates on which the overtime HVAC was furnished. Tenant will reimburse Landlord therefore (as Additional Rent) within fifteen (15) days after receipt of Landlord's invoice.

                  (b) The Landlord will install an energy management system as soon as practicable following execution of this Lease. The system will be designed to the following design specifications:

                  Summer The outdoor design temperature is assumed to be 92 degrees F dry bulb or 73 degrees wet bulb. The indoor design temperature will be 75 degrees F with 5% relative humidity.

                           After Building Hours, the temperature will be set up 10 degrees F to 85 degrees F.

                  Winter The outdoor design temperature is assumed to be 0 degrees F. The indoor design temperature will be 72 degrees F.

                           After Building Hours, the temperature will be set down 7 degrees F to 65 degrees F.

                  (c) Reasonably adequate electrical service, provided that Tenant's use of electrical energy in the Demised Premises will not at any time exceed the Rated Capacity of Electrical Service applicable to the conductors and other electrical equipment in or servicing the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electrical service, Tenant will not, without Landlord's prior written consent in each instance, (i) connect any additional fixtures, appliances or equipment to the electric distribution system other than (a) the lighting in accordance with Tenant plans approved by Landlord and (b) electric typewriters, word processors, personal computers

                                                            Lease CMT 103001.wpd
calculators, copy machines, state of the art office equipment and other small office machines, or (ii) make any alteration or addition to the electric system.

                  (d) Removal of ice and snow from the walks, drives and parking facilities during Building Hours within a reasonable time after accumulation thereof, the cost of which will be an Operating Expense.

                  (e) Cleaning and janitorial service for the Common Areas of the Building after 6:00 p.m. The cost of this service will be an Operating Expense.

                  (f) Should Tenant's use require or result in the need for additional HVAC or electrical service, any additional HVAC or equipment related thereto will be provided or installed, as the case may be, at Tenant's sole cost and expense.

         6.02 Landlord and Tenant will comply with any applicable energy or water conservation measures, voluntary or mandatory, which may be imposed by any federal, state, county or municipal governmental agency, including, without limitation, limits on permitted HVAC temperature settings, requirements limiting volume of consumption or curtailment of Building Hours. The effect of such compliance will not be deemed an eviction, actual or constructive, or a breach of the provisions of this Lease which will be suspended, as necessary, for the period(s) during which such conservation measures are in effect.

         6.03 Landlord will not supply, and Tenant will be responsible for its own, security system.

         6.04 Tenant will be responsible, at its sole cost and expense, for its own telephone and data wiring and for bringing such service to the Demise Premises and for any in-premises setup, provided, however, that at all times when Tenant seeks to install, repair, remove, replace or modify such service, it will only (x) utilize Landlord's designated vendor, who will initially be R(2) Consultants (and who Landlord may change from time to time upon thirty (30) day's prior written notice to Tenant), or (y) have such work performed under the supervision of Landlord's designated vendor. In all such instances, Tenant will be solely responsible for the cost of the designated vendor's services.

                        ARTICLE 7 - COMPLIANCE WITH LAWS

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         7.01     Tenant will, at its expense, promptly observe and comply or cause compliance with all laws and ordinances, orders, rules, regulations and requirements of all federal, state, county or municipal governments, and appropriate departments, agencies, commissions, boards and offices thereof, including but not limited to those governing indoor air quality or pollution standards and the Americans with Disabilities Act ("ADA"), and of the Board of Fire Underwriters and/or of any other body exercising similar functions, and of all insurance companies writing policies covering the Demised Premises, or any part thereof, foreseen or unforeseen, ordinary as well as extraordinary, which relate or pertain to Tenant's use and occupancy of the Demised Premises, including the conduct of Tenant's business therein, and whether or not the same
(a) involve any change of governmental policy, (b) are now in force or are hereafter passed, enacted or directed, or (c) require extraordinary repairs, alterations, equipment or additions or any work (or changes to such work or any other requirements incidental thereto) of any kind which may be applicable to, or in and about, the Demised Premises, including, without limitation, the fixtures and equipment thereof, or the purposes to which the Demised Premises are put, or manner of use of the Demised Premises at the commencement or during the Term of this Lease, but not such as relate to the structural components of the Demised Premises. Tenant will provide copies to Landlord of any notices with regard to violations of the ADA.

         7.02 Tenant's obligations as set forth in Section 7.01 will include, but not be limited to, compliance with any and all laws, orders, rules, regulations and requirements relating to life safety and environmental control, conservation or protection, including, without limitation, the Occupational Safety and Health Act ("OSHA"), the Spill Compensation and Control Act and the Industrial Site Recovery Act ("ISRA"), with respect to the use of and operations at the Demised Premises. Without limitation of the foregoing, if during the Term the operations of Tenant now or hereafter become subject to the requirements of ISRA, then upon any event which, if applicable to Tenant, would "trigger" the applicability of ISRA, Tenant will, at its own expense, take or cause such occupant to take such action as is required by ISRA. Notwithstanding the foregoing, in the event Landlord takes any action which would trigger the applicability of ISRA, Tenant agrees to cooperate, at no more than minimal cost to Tenant, with Landlord in obtaining ISRA approval, including without limitation, (i) executing and delivering

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any affidavits, applications or other filings required by the New Jersey
Department of Environmental Protection ("NJDEP"), (ii) allowing inspections and testing of the Demised Premises and (iii) performing any requirement reasonably requested by Landlord and necessary for the receipt of the ISRA approval.

         7.03     In the event that Tenant is not obligated to comply with
Section 7.02 for any reason, including without limitation inapplicability of ISRA to Tenant or any other occupant of the Demised Premises, then prior to any assignment or subletting of any portion of the Demised Premises and prior to the expiration or sooner termination of this Lease or any sublease, Tenant, at its sole expense, will obtain from the NJDEP and deliver to Landlord a "letter of non-applicability". Tenant will also provide Landlord with a duplicate original of the affidavit and any and all other information submitted to the NJDEP in connection with the request of such letter. Any representation or certification made by Tenant or such occupant in connection with any request for a letter of non-applicability will constitute a representation and warranty by Tenant in favor of Landlord.

         7.04     In the event of Tenant's failure to comply fully with this
Article 7 Landlord may, but will not be required to, perform any or all of Tenant's obligations as aforesaid.

         7.05 Tenant will be responsible for payment of any and all costs, expenses, claims, fines, penalties and damages that may, in any manner, arise out of or be imposed because of the failure of Tenant to comply with the provisions of this Article 7, including the reasonable expenses incurred by Landlord in the exercise of its rights pursuant to Section 7.04, and all of the foregoing will be deemed additional rent.

         7.06 Landlord has not received notice that the Demised Premises are not, and to the best of Landlord's knowledge, the Demised Premises are now and upon completion of the Landlord's Work will be, in material compliance with all Legal Requirements and Landlord shall be responsible for all costs if any governmental entity determines that the Demised Premises do not comply with ADA as of the Commencement Date, provided, however, Landlord makes no representation or warranty as to compliance of Tenant's Work with Legal Requirements, such compliance being solely Tenant's responsibility and obligation.

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         7.07     Notwithstanding any contrary provision contained herein,
Tenant shall not be obligated to remediate any environmental condition unless the necessity for the remediation results from the actions or omissions of Tenant, its employees, agents contractors or invitees.

                     ARTICLE 8 - EVENTS OF DEFAULT; REMEDIES

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         8.01     It will be a default hereunder if, at any time after the date hereof, any one of the following events (herein called an "EVENT OF DEFAULT") occurs:

                  (a) if Tenant fails to pay any installment of the Fixed Rent or Operating Expenses, or any part thereof, when same is due and payable and such failure continues for ten (10) days after the same is due and payable; or

                  (b) if Tenant fails to pay any other item of Additional Rent or any other charges required to be paid by Tenant hereunder and such failure continues for thirty (30) days after notice thereof from Landlord to Tenant; or

                  (c) if Tenant fails to perform any of the requirements of this Lease (other than the payment of money) on the part of Tenant to be performed or observed and such failure continues for thirty (30) days after notice thereof from Landlord to Tenant unless such performance cannot, with the exercise of best efforts, be completed within thirty (30) days and Tenant has commenced and is diligently proceeding with such performance; or

                  (d) if Tenant assigns, mortgages or encumbers this Lease, or sublets the Demised Premises, or any part thereof, other than as expressly permitted hereunder; or

                  (e) if Tenant makes an assignment for the benefit of its or his creditors; or

                  (f) if any petition is filed by or against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, extension, arrangement or insolvency proceedings, and with regard to a petition filed against Tenant the same is not dismissed within forty-five (45) days, provided that during such period Tenant continues to pay all Base Rent and all Additional Rent and performs all of its obligations under this Lease; or

                  (g) if, a receiver or trustee is appointed for all or any substantial portion of Tenant's property, and with regard to a proceeding brought against Tenant the same is not dismissed in forty-five (45) days, provided that during such period Tenant continues to pay all Base Rent and all Additional Rent and performs all of its obligations under this Lease; or

                  (h) if a petition or a proceeding is filed or commenced by or against Tenant for its dissolution or liquidation (other than in connection with any merger permitted hereunder), or if Tenant's property is taken by any governmental authority in connection with a

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dissolution or liquidation, and with regard to 3 petition filed or commenced against Tenant the same is not dismissed within forty-five (45) days, provided that during such period Tenant continues to pay all Base Rent and all additional rent and performs all of its obligations under this Lease; or

                  (i) if a levy under judgment against Tenant is not satisfied, bonded or removed within forty-five (45) days.

         8.02 Upon the occurrence of any one or more of the aforementioned events of default, and the expiration of the period of time for curing the same, if any, Landlord may give to Tenant a notice (hereinafter called "NOTICE OF TERMINATION") of its intention to end the Term of this Lease at the expiration of five (5) days from the date of service of such Notice of Termination. Upon the giving of Notice of Termination to Tenant and at the expiration of such five
(5) days the Term hereof, as well as all of the right, title and interest of Tenant hereunder, will wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such five (5) day period were the date originally specified herein for the expiration of the Term, and Tenant will then quit and surrender the Demised Premises to Landlord, but Tenant will remain liable to Landlord as hereinafter provided.

         8.03 If this Lease is terminated as provided above, Landlord, or Landlord's agents or servants, may at any time thereafter re-enter the Demised Premises, remove Tenant, its agents, employees, servants, licensees, permittees and any subtenants or assignees, and all or any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment damages of any nature, and recover and enjoy the Demised Premises together with all additions, alterations and improvements thereto.

         8.04 In case of any such termination by summary proceedings or otherwise, Tenant agrees that:

                  (a) The Fixed Rent and all Additional Rent required to be paid by Tenant hereunder up to the time of such termination or dispossess will thereupon become due and be payable. Tenant will also pay to Landlord, as additional rent, all of Landlord's reasonable expenses for attorneys' fees, brokerage commissions, all costs paid or incurred by Landlord for retaking and repossessing the Demised Premises (including the removal of persons and property therefrom), restoring the Demised Premises to good order and condition, altering and

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otherwise preparing the same for reletting, the cost of which shall be prorated for the remainder of the Lease Term, the unamortized portion of any rental concessions, Tenant fit-out or abatement (treated as if amortized over the initial Term hereof) and for all other reasonable costs and expenses incurred in securing a new tenant or tenants (all of the foregoing collectively referred to as the "EARLY TERMINATION DAMAGES").

                  (b) Landlord may, at any time and from time to time, relet the Demised Premises, in whole or in part, in its own name, for a term or terms which, at Landlord's option, may be for the remainder of the then current Term of this Lease, or for any longer or shorter period. Landlord undertakes to use reasonable efforts to relet the Demised Premises so as to mitigate damages but will not be required to prefer such reletting to any letting of other vacant space in the Building.

                  (c) Tenant will be obligated and agrees to pay to Landlord, upon demand, and Landlord will be entitled to recover from Tenant, the Early Termination Damages plus damages in an amount equal to the excess, if any, of (i) all Fixed Rent and all additional rent as would have been required to be paid by Tenant under this Lease for each calendar month had this Lease and the Term not been so terminated, over (ii) the rents, if any, collected by Landlord in respect of such calendar month pursuant to any reletting. In no event will Tenant be entitled to receive any excess of such rents over the sums payable by Tenant to Landlord hereunder. Said damages will be payable by Tenant to Landlord in monthly installments in the same manner as Fixed Rent hereunder, and no suit or action brought to collect the amount of the deficiency for any month will in any way prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding.

                  Alternatively, Landlord may, at Landlord's sole option, without notice and without prejudice to any other rights or remedies of Landlord hereunder or at law or in equity, recover from Tenant, in addition to the Early Termination Damages, as liquidated damages for such default, expiration and/or dispossess, (i) an amount equal to the difference between the Fixed Rent and all additional rent reserved in this Lease from the date of such default to the Expiration Date and (ii) the then fair market rental value of the Demised Premises for the same period, discounted to present value at a rate not more than four (4%) percent per annum. Said damages will become due and payable to Landlord immediately upon such breach of this Lease

                                       18

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

and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated.

                  (d) Suit or suits for the recovery of any and all such damages, or for any installments thereof, may be brought by Landlord from time to time at its election, and nothing herein contained will be deemed to require Landlord to postpone suit until the date the Term would have expired had the Lease not been terminated as provided herein or under any provision of law or had Landlord not re-entered into or upon the Demised Premises.

                  (e) If any statute or rule of law governing Landlord's claim for damages will limit the amount of such claim capable of being so proved and allowed, Landlord will be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law.

         8.05 In connection with any reletting, Landlord, at its option, may make such alterations, repairs and/or decorations in the Demised Premises as in its reasonable judgment Landlord considers advisable and necessary, and the making of such alterations, repairs and/or decorations will not operate or be construed to release Tenant from liability hereunder.

                    ARTICLE 9 - CUMULATIVE, REMEDIES; WAIVER

         9.01 Every term, condition, agreement or provision contained in this Lease will also be deemed to be a covenant.

         9.02 In addition to the other remedies provided in this Lease, Landlord will be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms or covenants of this Lease. Landlord's remedies under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled, at law or in equity, in case of any breach by Tenant of any provision of this Lease.

         9.03 The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms or covenants of this Lease, or to exercise any option herein contained, will not be construed as a waiver or a relinquishment for the future of any such term or covenant. No waiver by Landlord or Tenant of any term or covenant of this Lease

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

will be deemed to have been made unless made in writing signed by Landlord or Tenant, as the case may be.

         9.04 Neither the payment by Tenant nor acceptance by Landlord of rent or any other payment, nor the acceptance by Landlord of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term or covenant of this Lease, will be deemed a waiver of such breach or of any of Landlord's rights hereunder. Landlord's acceptance of rent or any other payment in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any such rent or payment) will not operate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent or other sums then unpaid.

         9.05 Landlord and Tenant each waive all right to trial by jury in any proceeding instituted with respect to this Lease.

                   ARTICLE 10 - SURRENDER OF DEMISED PREMISES

         10.01 Tenant will, upon the expiration or earlier termination of this Lease, quit and surrender the Demised Premises to Landlord, together with all Tenant's Property and other alterations (unless Landlord elects otherwise as hereinafter provided in Article 15) and replacements thereof then on the Demised Premises, in good order, condition and repair, except for reasonable wear and tear. Prior to the expiration or earlier termination of this Lease, the Tenant will remove all of its property, equipment and trade fixtures from the Demised Premises without damage, leaving the Demised Premises in broom-clean condition provided, however, Tenant shall not be obligated to remove any of its property, equipment or trade fixtures depicted in the Tenant Plans. All property not removed by Tenant will be deemed abandoned by Tenant and Landlord reserves the right to charge the cost of removal, storage and/or disposal of same to Tenant.

         10.02 If the Demised Premises is not surrendered at the end of the Term including a failure to surrender by virtue of failure to comply with ISRA as referred to in Section 7.06 above, or if the Demised Premises is damaged or is not in broom-clean condition upon

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surrender. Tenant will be responsible to pay any damages sustained founded on the delay, condition and/or damage.

         10.03 Tenant's obligations under this Article 10 will survive the expiration or earlier termination of this Lease and surrender of the Demised Premises.

                  ARTICLE 11 - SUBORDINATION AND NON-DISTURBANCE

         11.01 This Lease is and will at all times be subject and subordinate to (i) the lien of any mortgage(s) on or affecting the Building or any part thereof, at the date hereof, and (ii) subject to the provisions of Section 11.02, any mortgage(s) hereafter made affecting the Building or any part thereof, and all renewals, modifications, consolidations, replacements, or extensions thereof, irrespective of the time of recording such mortgage(s). The provisions of this subordination will be automatic and no further instrument of subordination will be necessary, but in confirmation of this subordination Tenant will, at Landlord's request, execute and deliver such further instruments as may be required by the holder (s) of said mortgage(s).

         11.02 The subordination to any mortgage(s) hereafter made is expressly conditioned upon Landlord causing any future mortgagee(s) (and Landlord will use reasonable commercial efforts to cause its existing mortgagee) to execute and deliver to Tenant an agreement, in form for recording, pursuant to which such mortgagee(s) agrees that the leasehold estate granted to Tenant hereunder and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Demised Premises will not be terminated, modified, affected or disturbed by any action which such mortgagee may take to foreclose its mortgage or to enforce its rights or remedies, nor will Tenant be named a defendant in any foreclosure action, as long as no event of default by Tenant has occurred under this Lease (other than events of default theretofore cured or in the process of being cured as permitted by the provisions of Article 8 hereof) and as long as Tenant pays the Fixed Rent and all Additional Rent due and performs its obligations hereunder within the applicable grace periods and without offsets or defenses thereto, except as otherwise herein expressly set forth.

         11.03 If any mortgagee or any other person claiming by or through any mortgagee, or by or through any foreclosure proceeding or sale in lieu of foreclosure, succeeds to the rights of

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Landlord under this Lease, Tenant will, at the request of such successor or at
Landlord's request, attorn to and recognize such successor as the landlord (the "SUCCESSOR LANDLORD") of Tenant under this Lease, and Tenant will promptly execute, acknowledge and deliver at any time any instruments requested by such person to evidence such attornment and/or confirm Tenant's agreement to attorn. Upon such attornment, this Lease will continue as a direct lease from such Successor Landlord to Tenant, upon and subject to all of the provisions of this Lease for the remainder of the Term, except that the Successor Landlord will not be:

                  (a) liable for any previous act or omission of Landlord under this Lease or the return of any security deposit unless physically delivered to Successor-Landlord;

                  (b) subject to any offset, defense or counterclaim not expressly provided for in this Lease which has theretofore accrued to Tenant against Landlord;

                  (c) bound by (i) any modification of this Lease after the date of such mortgage, (ii) any prepayment of more than one (1) month's Fixed Rent or Additional Rent, or (iii) any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease made after the date of such mortgage, unless same has been expressly approved in writing by the holder of such mortgage through or by reason of which the Successor Landlord will have succeeded to the rights of Landlord under this Lease;

                  (d) bound by any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund available to mortgagee, or actually received by Mortgagee;

                  (e) bound by any notice of termination given by Landlord to Tenant without Mortgagee's written consent thereto; or

                  (f) personally liable under the Lease and the Successor Landlord's liability under the Lease will be limited to its ownership interest in the Demised Premises. Tenant will further agree with any Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without such Mortgagee's prior written consent.

                          ARTICLE 12 - QUIET ENJOYMENT

         Landlord covenants that so long as this Lease is in effect and Tenant pays the rents and

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performs the covenants and conditions contained in this Lease, Tenant may peacefully hold and enjoy the Demised Premises during the Term subject, however to the terms of this Lease.

                      ARTICLE 13 - ASSIGNMENT OR SUBLETTING

         13.01 Tenant will neither assign this Lease, sublet the Demised Premises or any part thereof nor encumber its interest in this Lease unless it first complies with this Article 13. Any assignment or subletting made without compliance with the provisions of this Article 13 will be void.

         13.02 Provided that (a)any Mortgagee, in its sole and unreviewable discretion, consents to the assignment or subletting (including, without limitation, the assignee or subtenant, as the case may be), (b) Tenant is not then in breach or default (beyond any applicable cure period) of any of the material terms or conditions of the Lease, and (c) Landlord gives prior written consent to the proposed assignment or subletting, which consent will not be unreasonably withheld or delayed, Tenant will be entitled to sublet the Demised Premises or a portion thereof, or to assign this Lease, but only in accordance with and subject to the provisions of this Article 13.

         13.03    (a)      If Tenant desires to assign this Lease or to sublet
all or a part of the Demised Premises for all or a portion of the balance of the Term, it must, prior to entering into such assignment or sublease, serve notice upon Landlord of its intention to make such assignment or subletting ("TENANT'S NOTICE") which notice will contain (i) the name, address and financial information of the proposed assignee or subtenant, (ii) the full and complete terms and conditions of the assignment or subletting and, in the case of subletting, the exact space to be sublet, (iii) the amount of rental and all other consideration to be paid by the subtenant or assignee, (iv) the nature of the proposed assignee's or subtenant's business and its proposed use of the Demised Premises, and (v) a copy of plans and, if available, specifications for any required alterations to the Demised Premises. In the event that Landlord or Mortgagee requires any additional or supplementary information, Landlord or Mortgagee will advise Tenant, in writing, within ten (10) days of Landlord's receipt of Tenant's Notice and Tenant will supply same within a reasonable time.

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                  Within ten (10) days of Landlord's receipt of Tenant's Notice or, within ten (10) days of Landlord's receipt of any additional or supplementary information requested by Landlord, Landlord will advise Tenant as to whether it will (i) consent to such assignment or subletting, (ii) refuse to consent to such assignment or subletting, or (iii) elect to terminate this Lease and the unexpired term hereof (a "Recapture") provided, however, Landlord shall not have the right to Recapture in the event of a sublet that is not for all, or substantially all, of the Demised Premises for substantially all of the balance of the Term. In the event Landlord elects to Recapture, Tenant will vacate and surrender the Demised Premises on the date specified by Landlord, but not later than the date set forth in the Tenant Notice upon which the assignment or proposed assignment or sublease was to become effective, which date will not be prior to thirty (30) days after receipt by Landlord of Tenant Notice, and upon such vacation and surrender, this Lease will terminate.

                  (b) Notwithstanding the foregoing, Tenant's right to make an assignment or sublease and the effectiveness of any assignment or sublease is conditional upon (i) there being no uncured default under the Lease as of the effective date of the assignment or sublease, (ii) Tenant's delivery to Landlord, in recordable form and within three (3) days after their execution, of a duplicate original of the assignment or sublease and, in the event of an assignment, an agreement reasonably acceptable to Landlord wherein the assignee assumes and agrees to keep, observe and perform all of the covenants, conditions and obligations of Tenant under the Lease after the effective date of the assignment, and (iii) upon request by Landlord and as Additional Rent, Tenant will pay Landlord a processing fee of Five Hundred ($500.00) Dollars.

         13.04 If this Lease is assigned, or if the Demised Premises or any part thereof is sublet or otherwise occupied by anyone other than Tenant, after default by Tenant Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the amounts due hereunder, but no such assignment, subletting, occupancy or collection will be deemed a waiver of this covenant, an acceptance of the assignee, subtenant or occupant as tenant or a release of Tenant from the further performance of the terms, covenants and conditions of this Lease.

         13.05    Intentionally deleted.

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

         13.06 Notwithstanding any assignment, sublease or other occupancy, with or without Landlord's consent, Tenant will remain primarily liable on this Lease unless expressly agreed to by Landlord to the contrary, in writing. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant or occupant, will be deemed a violation of such provision by Tenant, it being the intention of the parties that Tenant will be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants or other occupants of the Demised Premises.

         13.07 For purposes of this Article 13, if Tenant is a corporation or partnership, any dissolution, merger, consolidation or other reorganization of such corporation or partnership, or the sale or other transfer or disposition of a "controlling interest" in the corporate shares or partnership interests of Tenant, as the case may be, (whether such sale, transfer or other disposition occurs at one time or at intervals so that, in the aggregate, such sale, transfer or other disposition of a "controlling interest" will have occurred), will be deemed to constitute an assignment of this Lease. For the purposes of this Article 13, the term "controlling interest" means (a) as to a tenant which is a corporation the ownership of shares possessing and having the right to exercise more than fifty (50%) percent of the total combined voting power of all classes of shares issued, outstanding and entitled to vote for the election of directors, (whether direct ownership or indirect ownership through ownership of shares possessing and having the right to exercise more than fifty (50%) percent of the total combined voting power of all classes of shares of another corporation or corporations), and (b) as to a tenant which is a partnership, more than fifty (50%) percent of partnership interest of the general partners of such partnership (whether direct ownership or indirect ownership through control of a corporate general partner).

         13.08 Without limiting any of the provision of this Article 13, if pursuant to the Federal Bankruptcy Code or any similar law having the same general purpose, (herein the "CODE"), Tenant is permitted to assign its interest in this Lease notwithstanding the restrictions set forth above, Landlord will be entitled to assurance of future performance by an assignee expressly permitted under such Code which will be deemed to mean, at a minimum, the deposit of cash or cash equivalent security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such

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assignment is intended to become effective. Such security will be held by
Landlord for the balance of the term, without interest, as security for the full performance of all Tenant's obligations under this Lease, and may be applied in the manner specified in Article 29 below.

         13.09 Notwithstanding the foregoing provisions of this Article 13 provided that the Mortgagee consents, this Lease may be assigned, or the Demised Premises may be sublet, in whole or in part, and the Landlord's consent shall not be required nor shall Landlord have the right to Recapture in the event of any such assignment or sublet (i) to any corporation into or with which Tenant may be merged or consolidated, provided said corporation has a net worth no less than the lesser of Tenant's net worth (a) immediately prior to such assignment or subletting, or (b) as of the date hereof, or (ii) to any corporation which shall be an affiliate, or subsidiary, or successor of Tenant.

                  For the purpose of this Article 13 a "subsidiary" or "affiliate" or "successor" of Tenant shall mean the following:

         (g) An "affiliate" shall mean any corporation that, directly or indirectly, controls or is controlled by, or is under common control with Tenant, with a net worth no less than the lesser of Tenant's net worth (i) immediately prior to such assignment or sublet, or (ii) as of the date hereof. For this purpose "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of, the management and policies of such corporation, whether through the ownership of voting securities or by contract, or otherwise.

         (h) A "subsidiary" shall mean any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant, with a net worth no less than the lesser of Tenant's net worth (i) immediately prior to such assignment or sublet, or (ii) as of the date hereof.

         (i)      A "successor" of Tenant shall mean:

                  (a) A corporation into which, or with which, Tenant, its corporate successors or assigns, is merged or consolidated in accordance with applicable statutory provisions for merger or consolidation of corporations provided that, by operation of law or effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation with a net worth no less than the lesser

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

of Tenant's net worth (i) immediately prior to such assignment or sublet, or
(ii) as of the date hereof, or

                  (b) A corporation acquiring this Lease and the term hereby demised and a substantial portion of the property and assets of Tenant, its corporate successors or assigns with a net worth no less than the lesser of Tenant's net worth (i) immediately prior to such assignment or sublet, or (ii) as of the date hereof, or

                  (c) Any corporate successor to a successor corporation becoming such by either of the methods described in (i) or (ii), provided that on the completion of such merger, consolidation, acquisition, or assumption, the successor shall have a net worth no less than the lesser of Tenant's net worth
(i) immediately prior to such merger, consolidation, acquisition or assumption, or (ii) as of the date hereof.

             ARTICLE 14 - INSURANCE; WAIVER OF SUBROGATION; RELEASE

         14.01 During the term hereof, Tenant will, at its own cost and expense, provide and keep in force the following insurance:

                  (a) Commercial general liability insurance, written on an occurrence basis, naming Landlord and its agents and employees as additional insureds with respect to the Demised Premises, against claims for bodily injury, death or property damage occurring in or about the Demised Premises, the Building and the Common Facilities (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from or in connection with any alteration, improvement or repair thereof made by or on behalf of Tenant), with limits on an occurrence basis of not less than $3,000,000.00/$5,000,000.00 for bodily injury or death and $1,000,000.00 for property damage or $5,000,000.00 combined single limit. Tenant's coverage must include (i) premises/operations, (ii) independent contractors, and (iii) broad form contractual liability. To satisfy the liability insurance requirements of this Section 14.01 under a policy of commercial general liability insurance rather than comprehensive general liability insurance, the Tenant must obtain an endorsement which applies the aggregate limits separately to the Premises (ISO Endorsement CG-25-05-11-85, Amendment - Aggregate Limits of Insurance (Per Location) or a policy with an aggregate limit for all locations of

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$10,000,000.00).

                  (b) Worker's Compensation in statutory amounts and employer's liability of at least $100,000.00.

                  (c) Insurance covering its contents and all Tenant Property, from loss or damage from fire and casualty and, as to Tenant Improvements, such coverage will be all-risk special form insurance (or its equivalent) with replacement cost and agreed amount endorsements naming Landlord as loss payee under a New York standard non-contributory mortgagee endorsement as their interests may appear.

                  (d)      Intentionally deleted.

         14.02 All policies will be obtained by Tenant and copies of same or, at Landlord's option, certificates evidencing required coverage will be delivered to Landlord at least ten (10) days prior to the earlier of (i) Tenant, its contractors, agents, and/or employees entering the Demised Premises or
(ii) the Commencement Date, together with a copy, certified to be a true copy by the insurance company, of the endorsement which adds the Landlord and any other parties required herein, as additional named insureds. All insurance certificates must be on standard form ACCORD 25-S (7/90) or an equivalent form acceptable to Landlord. All insurance will be written by companies with a Best's rating of not less than A+, satisfactory to the Landlord and Mortgagee and authorized to do business in the State of New Jersey, and will not have a deductible amount greater than $3,000.00. All policies will be for periods of not less than one (1) year and contain a provision whereby the same cannot be canceled or materially altered unless Landlord is given at least thirty (30) days prior written notice of such cancellation. Tenant will procure and pay for such insurance from time to time and promptly deliver to Landlord certificates thereof at least thirty (30) days before the expiration thereof. All such insurance will be primary insurance not contributing with other insurance Landlord or its contractor and/or construction manager may carry.

                  If Tenant is prohibited from entering the Demised Premises due to its failure to comply with the insurance requirements of this Lease, the Commencement Date, or Rent Commencement Date, of the Lease or the delivery of the Demised Premises to Tenant will not be delayed.

         14.03 If Tenant or its contractor does not procure insurance as required, Landlord may

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in accordance with Article 25 of this Lease, cause such insurance to be issued, and Tenant will pay to Landlord as additional rent within ten (10) days of Landlord's request for same the premium for such insurance and interest plus an administrative fee of Five Hundred ($500.00) Dollars to compensate Landlord for procuring such insurance.

         14.04    All policies of insurance to be obtained pursuant to this
Article 14 (except for the Workers Compensation insurance required pursuant to Article 14.01 (b)) and all other policies which Landlord or Tenant may carry which affect, relate or pertain to the Demised Premises, the Building, the Common Facilities or any of Tenant's contents, the Tenant Property, fixtures and property must include a waiver by the insurer of all rights of subrogation. Neither Landlord, nor any of its respective agents, officers, employees or invitees will be liable to Tenant for, and Tenant hereby expressly releases or waives any claim for loss or damage caused by any risk covered by a so-called all-risk special form insurance policy (or its equivalent) or a commercial or comprehensive general liability policy, as applicable, without regard to whether such coverage is in effect. Such release and waiver will include any such risk as to which Tenant elects to self-insure, in whole or in part, by virtue of any applicable deductible provisions of any insurance coverage or otherwise. Moreover, Tenant expressly waives and releases Landlord from any claim for any loss or damage to its business, contents, fixtures and/or property, whether or not such loss or damage results from the negligence of Landlord, its agents, officers, employees and/or invitees. If the release of Landlord as set forth in this section contravenes any law with respect to exculpatory agreements, the liability of Landlord will not be deemed released but will be secondary to the other's insurer.

                  If the payment of an additional premium is required for the inclusion of such a waiver of subrogation provision, each party will advise the other of the amount of any such additional premium and the other party at its election may, but will not be obligated to, pay the same. If such other party will not elect to pay such additional premium, or if it will not otherwise be possible to obtain such a waiver of subrogation provision, neither party will be required to obtain such a waiver of subrogation provision from its insurer, but the release provisions of this Section 14.04 will nonetheless be effective to the fullest extent possible without resulting in a contravention or breach of the terms for any applicable insurance policy.

         14.05 Landlord will obtain any and all insurance coverage in connection with the use

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and operation of the Building, which will include, but not be limited to: fire and casualty at $4,000,000.00 (all-risk special form or its equivalent); comprehensive or commercial general liability insurance with limits of not less than $1,000,000.00 for personal injury or death and $2,000,000.00 general aggregate; workers' compensation at no less than the statutory requirement; employer's liability; difference in conditions; rent insurance for no less than one (1) year's annual operating income; business interruption insurance at not less than actual rents; and any and all other insurance, including boiler and machinery insurance, as Landlord or Mortgagee require to protect adequately the interest of Landlord against risks afforded by such insurance coverage. The cost of such insurance will be included in Operating Expenses.

                            ARTICLE 15 - ALTERATIONS

         15.01 Tenant will not make, cause or permit any alterations, additions or improvements ("alterations") in or to the Demised Premises without in each instance obtaining Landlord's prior written consent thereto, which consent will not be unreasonably withheld or delayed. Simultaneously herewith, Landlord has consented to the improvements, depicted in the Tenant Plans. By way of illustration but not limitation, Landlord will be entitled to withhold its consent if the proposed alterations (i) impair or affect the structural soundness or integrity of the Demised Premises, Building, or any of the systems or equipment therein, (ii) lessen the present or future value of the Demised Premises or Building, (iii) change the type of use of the Demised Premises, or
(iv) increase the risk of damage or injury to the Demised Premises, the Building or the occupants of the Building. Any such consent by Landlord may be upon condition that the work be performed by Landlord's agents, servants, employees or contractors, at competitive prices, and that Tenant furnish to Landlord such evidence of Tenant's financial ability to assure payment and/or completion as Landlord may reasonably require. If Landlord so elects and notifies Tenant at the time of Tenant's request to make such alterations, other than the initial installations of Tenant as depicted on the Tenant Plans, Tenant will, at its sole cost and expense, remove any alterations (structural or non-structural) at the expiration or other termination of this Lease, repair all damage caused by such removal and restore the Demised Premises to the condition in which they were prior to the installation of

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any such alterations. Nothing herein contained will be construed to restrict
Tenant's right to install or to make any changes in Tenant's own movable trade fixtures. The provisions of this Article 15 are subject to the terms and conditions of any mortgage to which this Lease is subordinate and if the consent of any such mortgagee is required for such work, such consent will be obtained by Tenant before any such work is commenced. In that regard, Landlord agrees to reasonably cooperate with Tenant in obtaining the consent of such mortgagee.

                   Plans and specifications for any proposed alterations will be submitted to Landlord upon the request for its consent. However, such review and consent by Landlord will not be deemed Landlord's opinion as to acceptability to or compliance with municipal requirements. Upon completion of the alterations Landlord is to receive one print and one reproducible copy of the "as-built" construction plans. If Landlord elects to, and notifies Tenant that it will, require removal of Alterations upon the expiration or earlier termination of this Lease, then Landlord will also have the option to require that Tenant post a security deposit, letter of credit or other evidence of Tenant's financial ability to so remove such Alterations.

         15.02 In making any alteration contemplated by this Article, or any repair or restoration contemplated by other terms and conditions of this Lease, the parties will comply with all applicable laws, regulations, ordinances and orders and procure all requisite permits, all at Tenant's expense. Copies of all such approvals, authorizations and permits will be delivered to and retained by Landlord. Each party will, on written request from the other, execute any documents necessary to be signed on its part in order to obtain any such permit. All alterations made hereunder will be performed in a first-class, good and workmanlike manner using materials at least equivalent in quality to those used in the construction of the Building.

         15.03 All alterations (other than Tenant's trade fixtures) will upon termination of this Lease immediately be and become the sole and absolute property of Landlord and will remain upon and be surrendered with the Demised Premises unless Landlord has elected as provided in Section 15.01 that such alterations be removed, in which event they will be removed by Tenant and the Demised Premises restored to its original condition at Tenant's expense upon or prior to the surrender of possession.

         15.04 Whenever Landlord is to perform any work or repairs (as defined in Article 16)

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at Tenant's cost, Landlord agrees that the cost thereof will be reasonably competitive with the cost to perform similar work or repairs at similar quality buildings.

       ARTICLE 16 - MAINTENANCE AND REPAIRS; COVENANT AGAINST WASTE; RIGHT
                                  OF INSPECTION

         16.01 Tenant will, at its sole cost and expense, maintain the Demised Premises and all of its fixtures, systems, equipment and improvements, in clean, safe, orderly and sanitary condition free of accumulation of dirt and rubbish. Tenant will not permit or suffer any overloading of the floors of the Demised Premises and will not do or suffer any waste or injury with respect thereto. In case of any destruction or damage of any kind whatsoever to the Demised Premises, or any part thereof, including, without limitation, any glass, if broken from inside, and the Tenant Property in or at the Demised Premises, Landlord will repair said damage or destruction as speedily as possible at Tenant's own cost and expense, provided, however, that if any such damage or destruction results solely from the act, fault or negligence of Landlord, or anyone acting under Landlord, then it will be the responsibility of Landlord to make the repairs at its expense. At Tenant's sole cost and expense, Landlord, or at Landlord's option, Tenant will (a) repair HVAC, electrical or plumbing system(s) ("TENANT SYSTEM") which service the Demised Premises and which are specifically installed therein above the base building standard by or for the Tenant, (b) furnish and install bulbs, starters and ballasts for lighting fixtures. When used in this Article, the term "repair(s)" includes replacement(s), restoration(s), addition(s), improvement(s), alteration(s) and/or renewal(s) when necessary.

         16.02 Landlord, at Landlord's sole cost and expense and not subject to reimbursement from Tenant except as otherwise set forth in this sentence, will be responsible for and will make all necessary repairs to the bearing walls, foundation and structural portions of the roof of the Building, provided, however, that if any such repairs result from the act, fault or negligence of Tenant, such repairs will be made by Landlord at Tenant's expense. Furthermore, Landlord, at Landlord's sole cost and expense, but subject to reimbursement as an Operating Expense to the extent that Operating Expenses exceed the Base Year Operating Expenses, and further subject to the provisions of this sentence, will maintain the central building HVAC system throughout the

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Term; provided, however, if any repairs to the HVAC system are required as a result of the act, fault or negligence of Tenant, such repairs will be at Tenant's sole cost.

         16.03 Upon prior reasonable notice (except in case of emergency when notice will not be required) Tenant will permit Landlord and its authorized representative to enter the Demised Premises during usual business hours for the purposes of (i) inspecting the same, (ii) curing any defaults on the part of Tenant in causing any necessary repairs to be made, (iii) performing any work which may be necessary to comply with any laws, ordinances, rules, regulations, or requirements of any public authority, or which may be necessary to prevent waste or deterioration in connection with the Demised Premises, and (iv) exhibiting the Demised Premises during the last six (6) months of the Term. Nothing in this Section 16.03 imposes any duty upon the part of Landlord to do any such work or to make any repairs to the Demised Premises of any kind whatsoever, except as specifically provided herein, and the performance thereof by Landlord will not constitute a waiver of Tenant's default in failing to cause same to be done. Landlord will promptly, after Tenant has given Landlord notice of the necessity therefore, make all repairs required to be made hereunder by Landlord. Landlord will exercise due diligence not to interfere with Tenant's business operation, but will not be required to employ overtime labor to avoid such interference, provided, however, Landlord will employ overtime labor, at Tenant's expense, if requested to do so by Tenant.

         16.04     (a)     Tenant agrees that Landlord may, in its reasonable
discretion and at any time or from time to time during the Term, perform structural and/or non-structural renovation work on, in and/or to the Building, any of which work may require access to the same from within the Demised Premises. Tenant will provide such access at all reasonable times, upon reasonable notice, for the purpose of performing such work, and Landlord will incur no liability to Tenant, unless Landlord is grossly negligent, nor will Tenant be entitled to any abatement of rent (except as may be expressly provided in this Lease), on account of any Inconvenience at the Demised Premises (provided that Tenant is not denied access to said Demised Premises).

                  (b) Landlord will use reasonable efforts (which will not include any obligation to employ labor at overtime rates) to avoid disruption of Tenant's business during any such entry upon the Demised Premises and agrees to use overtime labor, if requested by

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Tenant, at Tenant's expense.

         16.05    (a)      Landlord, at Landlord's cost and expense (subject to
reimbursement as Additional Rent pursuant to the terms of this Lease), will keep the Demised Premises in good order and repair and maintain the Demised Premises, in accordance with this Lease and all applicable laws, rules and regulations.

                  (b) Landlord, at Landlord's cost and expense (subject to reimbursement as Additional Rent, pursuant to the terms of this Lease), will keep in good order and repair and maintain all Common Areas.

                          ARTICLE 17 - ELECTRIC ENERGY

         17.01 Landlord will not be responsible for any loss or damage caused by any failure, inadequacy or defect in the character or supply of electric energy furnished by the public utility to the Demised Premises, nor will Tenant's covenants and obligations under this Lease be reduced or abated in any manner, whatsoever, by reason of any such failure, inadequacy or defect, for a period of up to seventy-two (72) consecutive hours after which the Rent will be abated in the percentage that the Demised Premises will not be tenantable due to such failure, inadequacy or defect.

         17.02 Tenant's use of electric energy in the Demised Premises will not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

                           ARTICLE 18 - WATER SERVICE

         Unless Landlord is grossly negligent, Landlord will not be responsible for any loss or damage caused by any failure, inadequacy or defect in the character or supply of the water furnished by the public utility to the Demised Premises, nor will Tenant's covenants and obligations under this Lease be reduced or abated in any manner, whatsoever, by reason of any such failure, inadequacy or defect, for a period of up to seventy-two (72) consecutive hours after which the Rent will be abated in the percentage that the Demised Premises will not be tenantable due to such failure, inadequacy or defect.

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                              ARTICLE 19 - ACCESS

         Tenant will have 24-hour, 7-day a week access to the Demised Premises, subject to the terms and provisions of this Lease.

                         ARTICLE 20 - CONSTRUCTION LIENS

         20.01 Tenant will not suffer or permit any Construction Lien Claim or Notice of Unpaid Balance and Right To File Lien ("LIEN") against the Demised Premises and/or Property or any part thereof, by reason of any work, services, material and/or equipment provided, or claimed to have been provided, for or to Tenant or any contractor and/or subcontractor employed in connection with any improvement of or to the Demised Premises or any part thereof through or under Tenant or anyone holding same through or under Tenant. If at any time a Lien is filed against the Demised Premises and/or Property, Tenant will cause the same to be discharged of record within thirty (30) days after notice to Tenant of the filing of same. If Tenant fails to discharge any such Lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may elect, but will not be obligated, either to procure the discharge of the Lien by bonding or by payment or deposit into court of the amount claimed to be due, or to compel the prosecution of an action for the foreclosure of such Lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amounts paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses and disbursements of Landlord, including reasonable counsel fees, in defending any action or in or about procuring the discharge of such Lien, together with interest thereon at the rate which CitiBank announces as its so called prime rate or base rate, from time to time, plus five (5%) percent, from the date of payment or deposit, will become due and payable forthwith by Tenant to Landlord, as additional rent.

         20.02 Nothing in this Lease will be deemed or construed as the consent or authorization of Landlord, express or implied, by inference or otherwise, to any improvement to or any alteration or repair of or to the Demised Premises or any part thereof, or to Tenant's contracting for or permitting the providing of any work, services, material and/or equipment,

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

which might give rise to the right to file any Lien against Landlord's interest in the Demised Premises or the Property.

                          ARTICLE 21 - INDEMNIFICATION

         21.01 Tenant covenants and agrees, at its sole cost and expense and in addition to any other right or remedy of Landlord hereunder, to indemnify and save harmless Landlord and/or Mortgagee from and against any and all loss, cost, expense, liability and claims (but excluding any liability arising solely out of the negligence of Landlord or its agents, employees or contractors), including, without limitation, reasonable attorneys' fees and court costs, arising from or in connection with (a) Tenant's use, occupancy, operation and control of the Demised Premises, (b) the conduct or management of any work, or any act or omission whatsoever, done in or on the Demised Premises by or under the direction or at the request of Tenant, (c) any breach or default on the part of Tenant in the payment of any rent or performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or (d) any act or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees.

         21.02 In the event that any action or proceeding is brought against Landlord and/or Mortgagee by reason of any claims covered by the foregoing indemnity, Tenant will, upon notice from Landlord and/or Mortgagee, resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord and/or Mortgagee. Landlord and/or Mortgagee will not defend such action or proceeding so long as Tenant is diligently doing so. Landlord and/or Mortgagee will give prompt notice to Tenant of any action or proceeding brought against Landlord and/or Mortgagee by reason of any claims covered by the foregoing indemnity, together with copies of any documents served on Landlord and/or Mortgagee in connection therewith, and Landlord and/or Mortgagee will not settle any such claim without Tenant's written consent.

         21.03 Landlord covenants and agrees, at its sole cost and expense and in addition to any other right or remedy of Tenant hereunder, to indemnify and save harmless Tenant from and against any and all loss, cost, expense, liability and claims (but excluding any liability

                                       36

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

arising solely out of Tenant's negligence or the that of its agents, employees or contractors), including, without limitation, reasonable attorneys' fees and court costs, arising from or in connection with (a) the conduct or management of any work, or any act or omission whatsoever, done in or on the Demised Premises by or under the direction or at Landlord's request, (b) any act or negligence of Landlord or any of its agents, contractors, servants, employees, licensees or invitees.

         21.04 In the event that any action or proceeding is brought against Tenant by reason of any claims covered by the foregoing indemnity, Landlord will, upon notice from Tenant, resist or defend such action or proceeding by counsel reasonably satisfactory to Tenant. Tenant will not defend such action or proceeding so long as Landlord is diligently doing so. Tenant will give prompt notice to Landlord of any action or proceeding brought against the Tenant by reason of any claims covered by the foregoing indemnity, together with copies of any documents served on Tenant in connection therewith, and Tenant will not settle any such claim without Landlord's written consent.

                            ARTICLE 22 - CONDEMNATION

         22.01 If, at any time during the Term of this Lease, title to the whole or materially all of the Building and/or Demised Premises is taken by the exercise of the right of condemnation or eminent domain (hereinafter referred to as the "PROCEEDINGS") or by agreement between Landlord and those authorized to exercise such right, this Lease will terminate and expire on the date of such taking, all Fixed and Additional Rent provided to be paid by Tenant will be apportioned and paid to the date of such taking, and the total award made in such proceedings will be paid to Landlord; provided, however, Tenant will be entitled to claim, prove and receive in the condemnation proceeding such award or compensation, if any, as may be allowed for Tenant's personal property, but only if such award or compensation will be made by the condemning authority in addition to, and will not result in a reduction of, the award or compensation made or paid by it to Landlord. For the purpose of this Article 22, "materially all of the Building and/or Demised Premises" will be deemed to have been taken if, as a result of the taking, the premises and parking area remaining after such taking are not reasonably usable

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

for Tenant's business purposes. Any dispute as to whether the premises are reasonably usable for Tenant's business purposes will be settled by arbitration to be held in New Jersey in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's determination in any court having jurisdiction and the parties consent to the jurisdiction of the Superior Court New Jersey courts for this purpose.

         22.02 If, at any time during the Term of this Lease, title to less than materially all of the Building and/or Demised Premises is taken as aforesaid (a "PARTIAL CONDEMNATION"), the entire award will be paid to Landlord, and Landlord will have the option to (a) restore the Building and/or Demised Premises to an architecturally and/or functionally complete unit with reasonable promptness, subject to Unavoidable Delays, provided that after such restoration the Demised Premises as restored is sufficient to meet Tenant's needs, or (b) terminate this Lease. Landlord will exercise its option to cancel by written notice to Tenant to be given not more than forty-five (45) days from the date of such Partial Condemnation and this Lease will become null and void ninety (90) days after said notice.

         22.03 If title to less than materially all of the Building and/or Demised Premises is taken as aforesaid and this Lease continues, the Fixed Rent, and any Additional Rent will be reduced to an amount equivalent to the proportionate square footage of the Demised Premises.

         22.04 Tenant further agrees that if, at any time after the date hereof, the whole or any part of the Building and/or Demised Premises is taken or condemned by any competent authority for its temporary use or occupancy (herein a "TAKING"), this Lease will not terminate by reason thereof and Tenant will continue to pay, in the manner and at the time herein specified, the full amount of the Base Rent and all Additional Rent payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, to perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such Taking had not occurred. In the event of any such Taking Tenant will be entitled to receive the entire amount of any award made for such Taking applicable to the Demised Premises, whether paid by way of damages, rent or otherwise (except that if the award is made in a lump sum, the award will be held by the Landlord and paid out to Tenant in equal monthly installments), except that portion of the award attributable to or for

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

restoration, if any, which will be held by and belong to the Landlord, provided, however, if such period of temporary use or occupancy will extend beyond the expiration date or termination of this Lease such award will be apportioned between Landlord and Tenant as of such date of expiration or termination of the Term. If the period of temporary use or occupancy ends during the Term of this Lease, Tenant will, at its sole cost and expense, restore the Demised Premises as nearly as practicable to the condition of the same immediately prior to the Taking, and if the period of temporary use or occupancy does not end during the Term of this Lease, Landlord will be entitled to the portion of the award that is attributable to restoration of the Demised Premises.

         22.05 Except as expressly provided in the preceding sections of this Article, Tenant will neither have nor make any claim whatsoever for any award or payment for the Demised Premises or any part thereof, and in any event Tenant will neither have nor make any claim whatsoever for any award or payment for the value of Tenant's leasehold under this Lease or the value of the unexpired portion of the Term of this Lease. Nothing herein will preclude Tenant from the right to recover for direct loss of its personal property or trade fixtures (including laboratory fixtures) or for relocation expenses, if applicable.

                      ARTICLE 23 - LIMITATION OF LIABILITY

         23.01 Notwithstanding any contrary provision contained in this Lease, neither Landlord, nor any of its officers, directors, principals, partners, members, managers, agents or employees will be responsible or liable to the Tenant, whether as a result of a breach of lease, breach of contract, warranty, guaranty, indemnity or tort, including negligence, street liability, or otherwise.

                  If Landlord is in default with respect to its obligations hereunder and is thereby or otherwise determined to be liable to Tenant (whether as a result of negligence, strict liability, breach of warranty or any other theory or concept of liability) then, in any such event, Tenant will look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies or Landlord's liability and it is expressly understood and agreed that Landlord's liability under the terms, covenants, warranties and obligations of this Lease or otherwise, will

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in no event exceed the loss of its equity in the Building, or extend personally to any principal, partner, member, manager or officer, director, agent or employee, as applicable, of Landlord, Landlord represents that it is the fee owner of the Building.

         23.02 Nothing contained in this Article 23 will preclude, reduce or impede Tenant's rights to make and pursue claims against Landlord's insurance company(s).

                       ARTICLE 24 - DAMAGE OR DESTRUCTION

         24.01 In case of any damage to or destruction of the Demised Premises, or any part hereof. Tenant will promptly give written notice thereof to Landlord.

         24.02     (a)      If any portion of the Demised Premises or the
Building is damaged or destroyed to such an extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or destruction, then the Landlord will have the option, to be exercised by giving written notice to Tenant within sixty
(60) days of the event of damage or destruction, of: (a) terminating this Lease or (b) causing the Demised Premises to be repaired or restored (but only to the extent that it receives insurance proceeds from the holder of any mortgage lien or directly from the insurance company, as the case may be); provided, however, that if (a) more than 25% of the Demised Premises are damaged as a result of such casualty and (b) if, in the reasonable opinion of a qualified architect or contractor the Demised Premises cannot, as a result of such damage, be restored within one hundred eighty (180) days then and in that event Tenant will have the option, which must be expressed in writing within fifteen (15) days of the damage or destruction, or the expiration of said one hundred eight (180) days, as the case may be, to terminate this Lease. If Landlord or Tenant elects to terminate pursuant to this Article 24.02 (a) or (b), Tenant will surrender and vacate the Demised Premises within 60 days of the receipt, or the giving, of such notice, as the case may be.

                  (b) In the event this Lease is not terminated by Tenant pursuant to the provisions of Section 24.02 and the Demised Premises are not restored within one hundred eighty (180) days from such damage or destruction, then Tenant shall have the option, which

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must be expressed in writing within fifteen (15) days of the expiration of such one hundred eighty (180) day period, to terminate this Lease.

         24.03 In the event that the Demised Premises or Building is damaged or destroyed by a casualty insured by Landlord and the cost of restoration as reasonably estimated by Landlord is less than twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or destruction, then Landlord will promptly repair, but only to the extent that it receives insurance proceeds from the holder of any mortgage lien or directly from the insurance company, as the case may be. If Landlord causes the Demised Premises to be repaired or restored pursuant to
Article 24.02 or 24.03 such repair and/or restoration work will be done with reasonable diligence and promptness (subject to Unavoidable Delays). In such event, the provisions of this Lease will be unaffected and Tenant will remain and continue liable for the payment of the Fixed Rent, Operating Expenses, Additional Rent, and all other charges required hereunder to be paid by Tenant but such rent, charges and impositions will be abated in such proportion as the square footage of the Demised Premises which is untenantable bears to the total square footage of the Demised Premises.

         24.04 Notwithstanding any contrary provision captioned herein, Landlord's obligation to repair will not exceed the scope of the work required to be done by Landlord at the outset of this Lease and will not extend to any obligation to repair or restore Tenant's Property. Furthermore, should the damage or destruction occur during the last year of the Term or any extended term of this Lease, Landlord will, not withstanding the provisions of Article 24.03, have the option of not repairing the Demised Premises.

         24.05 Notwithstanding any contrary provision contained herein, if the Demised Premises will be damaged or destroyed as a result of the act, fault or negligence of the Tenant, or anyone acting or claiming under Tenant, there will be no abatement as provided in Article 24.03.

                             ARTICLE 25 - SELF-HELP

         25.01 Each party covenants and agrees that if it at any time fails to make any payments or perform any act which it is obligated to make or perform under this Lease, (such party being referred to as the "Obligated Party") then the other party may, but will not be obligated to, after

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the Obligated Party's time to make any such payment or the time for the
Obligated Party to perform any such act as provided in this Lease has expired and any required notice has been given, and without waiving or releasing Obligated Party from any of its obligations under this Lease, make any such payment or perform any such act in such manner and to such extent as is necessary and consistent with Obligated Party's obligations hereunder. In exercising any such rights, the other party may pay or incur costs and expenses, including, without limitation, reasonable attorneys' fees. Notwithstanding the foregoing, Landlord may make any such payment or either party may perform any such act before the time to do so (as provided in this Lease) has expired, if payment or performance of the same is necessary or required prior to the expiration of the applicable grace period for the preservation or protection of the Building and/or Demised Premises.

         25.02 All sums so paid or incurred in connection with the performance of any such act by Landlord, together with interest thereon from the date that the Landlord made such expenditure at the rate which CitiBank announces as its so-called prime rate or base rate, from time to time for the first month after the making of such expenditure, and thereafter at the rate of five (5) percentage points above the such prime lending rate or the maximum rate allowed by law, whichever is less, will be deemed additional rent hereunder and, except as otherwise in this Lease expressly provided, will be payable to Landlord or Tenant on demand or, at the option of Landlord or Tenant, may be added to any rent then due or thereafter becoming due under this Lease.

                               ARTICLE 26 - BROKER

         26.01 Landlord and Tenant represent to each other that they dealt with no broker in connection with this Lease other than Trillium Realty Agency, Inc. and The Staubach Company of New Jersey, LLC (collectively, the "Broker").

         26.02 Tenant agrees that if any claim should be made for commissions by any broker other than Broker by reason of any act of Tenant, its representatives, or employees, Tenant will hold Landlord free and harmless from all loss, liabilities and expenses (including reasonable attorneys' fees) in connection therewith. Landlord will give prompt notice to Tenant after any

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such claim is made by any broker. Tenant will have the right to defend such claim and Landlord will not pay or settle such claim as long as Tenant is defending same.

         26.03 Landlord agrees that if any claims should be made for commissions by any broker other than Broker by reason of any act of Landlord or its representatives or employees, Landlord will hold Tenant free and harmless from any and all loss, liabilities and expenses (including reasonable attorneys' fees) in connection therewith. Tenant will give prompt notice to Landlord after any such claim is made by any such broker. Landlord will have the right to defend such claim and Tenant will not pay or settle such claim as long as Landlord is defending same.

         26.03 Landlord will be responsible for payment of Broker's commission pursuant to a separate commission agreement.

                              ARTICLE 27 - NOTICES

         27.01 Except as expressly provided in this Lease to the contrary, all notices, demands and requests (other than invoices for Fixed Rent or Additional Rent) which are required to be given by either party to the other will be in writing and will be sent by United States first-class certified mail, return receipt requested, addressed (i) to Landlord at its address set forth in this Lease, and with a copy to Mortgagee, (ii) to Tenant at its address set forth in this Lease, with a copy to Graubard Miller, 600 Third Avenue, New York, NY 10016-2097, Attention: Lester N. Henner, Esq., or (iii) at such other place as either party may from time to time designate in a written notice to the other party.

         27.02 Any notice given in accordance with the provisions of this paragraph will be deemed given when the primary notice is actually delivered or when proper delivery of the primary notice is refused, without regard to the date on which any copy is delivered or proper delivery thereof is refused. Any notice (primary or copy) given to an entity will be deemed to be delivered on the date such notice is received or proper delivery is refused by the entity, without regard to when such notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery is refused by someone other than the individual to whose attention it is directed. Notices may be given on behalf of

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any party by such party's attorney(s).

         27.03 Either party may, at its option, substitute for service by United States first-class certified mail, service by Federal Express or similar overnight courier, provided that such courier obtains and makes available to its customers written evidence of delivery. Notice given via such courier is deemed to be given upon receipt or upon refusal to accept delivery, as applicable. Notices may be given by a party or by an agent or attorney for a party on its behalf.

                        ARTICLE 28 - ESTOPPEL CERTIFICATE

         28.01 Each party agrees that at any time and from time to time, within ten (10) days of the receipt of written request by the other, it will execute, acknowledge and deliver a statement in writing certifying (i) that this Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modification, (ii) the dates to which the Fixed Rent and other charges have been paid and the amount of same, (iii) to the best of knowledge of the certifying party whether there are any defaults or rent abatements or offsets claimed, and (iv) any other reasonable information including but not limited to the representations set forth in Article 11. Notwithstanding the foregoing, it is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage of the Landlord's interest in the Building and/or Demised Premises and the statement will contain such other information as is requested, and be in the form required, by such purchaser, mortgagee or assignee.

                          ARTICLE 29 - SECURITY DEPOSIT

         29.01 Simultaneously with the execution of this Lease, Tenant will deposit with Landlord the Security Deposit (which will not bear interest to Tenant unless required to do so by any provision of law) as security for Tenant's faithful and timely payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Within thirty (30) days after the expiration of the Term, after calculation of adjustments to

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Tenant's Operating Expenses for the last Lease Year, Landlord will return the
Security Deposit to Tenant, less such portion thereof as Landlord has utilized to make good any failure by Tenant to comply with any of Tenant's obligations, covenants, conditions or agreements hereunder.

         29.02 In the event of any default by Tenant hereunder, Landlord has the right but is not obligated, to apply all or any portion of the Security Deposit to cure each default, in which event Tenant will, upon demand, promptly deposit with Landlord the amount necessary to restore the Security Deposit to its original amount.

         29.03 The Security Deposit will be held by Landlord and may be commingled with its other funds. In the event of sale or transfer of Landlord's interest in the Building, Landlord has the right to transfer the Security Deposit to such purchaser or transferee, in which event Landlord will upon such transfer, be released from all liability to Tenant for the return of the Security Deposit. Tenant will look only to the new landlord for the return of the Security Deposit.

         29.04 Tenant shall have the right, in lieu or replacement of cash for the referenced Security Deposit (in the event of replacement, the cash Security Deposit shall be returned to Tenant), to provide to Landlord a clean, unconditional, irrevocable commercial letter of credit in an amount equal to the amount of the Security Deposit, and at such times as required by Section 29.01 herein, in a form and issued by a bank acceptable to Landlord, which shall permit partial draws and be payable only upon the presentation by Landlord to the issuing bank of a site draft accompanied by Landlord's statement that a default has occurred under the Lease after required notice and expiration of applicable grace periods, if any, (provided, however, that such bank is not under any obligation and will have no right to confirm the existence of such default or any other fact or circumstance as a condition for Landlord to draw upon the proceeds of the letter of credit) without presentation of any other documents, statements or authorizations, which letter of credit will further provide (i) for the continuation of such letter of credit for a period of at least one year from the date of issuance, and (ii) for the automatic extension of such letter of credit for additional periods of one year from the initial expiration and each future expiration thereof (the last such extension to provide for the continuation of such letter of credit until six months after the end of the Term of this Lease, as same may be

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extended) unless such bank gives Landlord notice by certified mail, return receipt requested, of its intention not to renew such letter of credit, such notice being addressed to Landlord as provided in this Lease, not less than thirty (30) days prior to the initial or future expiration of such letter of credit. In the event the notice described in item (ii) of the preceding sentence is given by such bank, it will be deemed an automatic Event of Default hereunder entitling the Landlord to draw on such bank at sight, citing such default, for the balance remaining in such letter of credit and hold and apply the proceeds thereof in accordance with this Lease. Each letter of credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and observation by Tenant of the terms, provisions and conditions of this Lease to the same degree and extent as if a cash security deposit, and in the event that either any credit to such third party and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party and refuses to issue a substitute letter of credit to such third party at no charge to Landlord or such third party or notice is given by the bank issuing such letter of credit that it does not intend to renew same, then, in such event, Landlord may draw on such letter of credit and the proceeds of such letter of credit shall then be held and applied as Security Deposit as provided in Article 29.

                       ARTICLE 30 - OPTION TO EXTEND TERM

         30.01 Landlord hereby grants to Tenant the option to extend the term of this Lease, with respect to all, but not part of the Demised Premises, for one (1) five-year option. The option to extend will be exercised by Tenant's giving written notice to Landlord not less than six (6) months prior to the expiration of the original term, or the extended term, as the case may be, and Tenant's failure to so notify Landlord will be considered a forfeiture by Tenant of this option, provided, however, that if at the time (a) Tenant exercises its option or (b) an extended term is to commence, Tenant is in default hereunder, beyond any applicable notice and cure periods, and Tenant has received notice (if notice is required) of default and (i) such default has not been cured or
(iii) the time to cure such default has expired, then and in any such event Landlord may deny Tenant its rights under this Article. This option may not be exercised

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separately from this Lease.

         30.02 The extended term will be upon the same terms, covenants and conditions as provided in this Lease including the obligation of Tenant to pay Operating Expenses in excess of those incurred during the Base Year and Additional Rent for the term, except:

                  (a) there will not be any further option to extend the Term at the expiration of the extended term; and

                  (b) Tenant will pay to Landlord as Fixed Rent during each year of the extended terms an amount equal to the Fair Rental Value (as hereinafter defined of the Demised Premises).

         30.03 For purposes of this Article, the Fair Rental Value of the Demised Premises, or any portion thereof, shall be the amount a willing tenant would pay to a willing Landlord (neither party being forced to lease or rent and taking into account the terms of the Lease, including the Base Year for computing increases in Operating Expenses and that increases in the Operating Expenses shall continue to be paid by Tenant. Landlord and Tenant shall each, promptly after Landlord's receipt of Tenant's notice of election to extend, appoint an appraiser, who shall be a member of the American Institute of Real Estate Appraisers (M.A.I.) or a licensed real estate appraiser. If the value determined by the appraiser arriving at the higher value ("HIGHER VALUE") shall be less than 110% of the value determined by the appraiser arriving at the lower value ("LOWER VALUE"), the average of the two values shall be the Fair Rental Value; provided, however, if the Higher Value shall be more than 110% of the Lower Value, the two appraisers shall promptly appoint a third appraiser with the foregoing qualifications who shall also ascertain such value ("THIRD APPRAISER") (if the appraisers are unable to agree on a third appraiser, such third appraiser shall be appointed by the New Jersey Superior Court Assignment Judge for Warren County acting in a non-judicial capacity) and (i) if the Third Appraisal shall fall between the Higher Value and the Lower Value, then the determination of the Third Appraiser shall be the Fair Rental Value (ii) if the Third Appraisal shall be greater than the Higher Value, then the Higher Value shall be the Fair Rental Value and (iii) if the Third Appraisal shall be less than the Lower Value then the Lower Value shall be the Fair Rental Value. Landlord and Tenant shall each be responsible for the fees and expenses of its appraiser and shall be equally responsible for the fees of the third appraiser if such is

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required. The decision of the appraiser or appraisers, as the case may be, shall be binding.

         30.04 The Fixed Rent due pursuant to Article 30.02, will be due and payable to the Landlord in equal monthly installments commencing with the month when the applicable extended term of this Lease commences.

         30.05 Pending resolution of the issue of the Fair Rental Value, Tenant will pay Landlord, as of the commencement of the extended term, the Fixed Rent utilizing the Fair Rental Value as determined by Landlord's appraiser, which Fixed Rent will be subject to retroactive adjustment upon final determination of this issue.

                  ARTICLE 31 - RIGHT OF FIRST OPPORTUNITY AND
                        OPTION TO LEASE EXPANSION SPACE

         31.01. Tenant will have a right of first opportunity (the "OPPORTUNITY RIGHT") to lease the approximately 1,610 RSF designated as Storage Area and/or the approximately 1,854 RSF designated as the Print Shop adjacent to the Demised Premises in the Building (such space is hereinafter referred to as "NEW SPACE") on the following terms and conditions:

                  (a) Tenant's Opportunity Right will be conditioned upon and subject to (i) no default existing beyond any applicable notice and cure period under the Lease, and (ii) Tenant's not having assigned this Lease to an unaffiliated entity or sublet the Demised Premises in whole or in part. The Opportunity Right will be personal to Tenant and will not be assignable or transferrable by Tenant with or without any permitted assignment or transfer of this Lease.

                  (b) Landlord will give Tenant written notice ("OFFER NOTICE") of the terms and conditions upon which a bona fide third party is interested in leasing New Space if Landlord intends to lease such New Space on such terms and conditions. After Tenant has received the Offer Notice, Tenant will then have fifteen (15) days to notify Landlord in writing of Tenant's determination to lease the New Space on the terms and conditions set forth in the Offer Notice. If Tenant accepts the terms of the Offer Notice, Landlord and Tenant will consummate the lease upon the terms set forth in the Offer Notice.

                  (c) If Tenant does not elect to accept the offer contained in the Offer Notice within the applicable time period, Landlord will be entitled to lease the New Space on terms

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not materially different than those set forth in the Offer Notice with the party specified in the Offer Notice. If such lease is not consummated, Tenant's Opportunity Right with respect thereto will revive, and the provisions of this paragraph will again be applicable. Upon Landlord leasing the New Space on such terms and conditions as are not materially different than in the Offer Notice, Tenant's Opportunity Right with respect to the lease of such New Space will terminate and Tenant, if requested by Landlord, will execute an amendment to this Lease terminating all of Tenant's rights pursuant to this paragraph with respect to such New Space.

                  (d) If, following Tenant's rejection of the Offer Notice, Landlord wishes to lease such New Space at materially less than the rental specified in the Offer Notice or upon terms which are materially more favorable to the prospective tenant than the terms specified in the Offer Notice, Landlord will notify Tenant of such change in terms ("CHANGE NOTICE"). Tenant will then have ten (10) days from receipt of the Change Notice to notify Landlord in writing of Tenant's election to lease such New Space on the terms and conditions contained in the Change Notice which election will have the same effect with regard to the rights of Landlord and Tenant as the acceptance or rejection of the Offer Notice.

         31.02 In addition to the Opportunity Right granted to Tenant in Section
31.01 above, Tenant will also have the option to lease the Storage Area and/or Print Shop for the balance of the Term, as extended, upon sixty (60) days' prior written notice to Landlord, on the following terms and conditions:

                  (a) Tenant's option to lease will be conditioned upon and subject to (i) Tenant having exercised its Option to Extend the Term pursuant to the provisions of Article 30 hereof; (ii) no default existing beyond any applicable notice and cure period under the Lease. This option may not be exercised separately from the Lease; (iii) the right of any other parties to whom Landlord may lease the New Space or any part thereof in accordance with the provisions of Article 31.01 above.

                  (b) If Tenant properly exercises its option to lease as contained in this Section 31.02, such lease will be upon the same terms and conditions as specified in this Lease (and the parties will execute an appropriate amendment to this Lease) except that:

                           (i)      The Tenant's pro rata share of Operating
Expenses will increase to

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reflect the additional area being leased by Tenant;

                           (ii)     The Fixed Rent for the New Space shall be
calculated as if the New Space were office space. Thus, for example, if the Tenant exercised its option to lease New Space in Lease Year 3, Fixed Rent for the New Space would be calculated at $15.50 per RSF for that year;

                           (iii)    Tenant will lease the New Space in "As Is,
Where Is" condition, except that Landlord will install a finished ceiling, with lighting, HVAC distribution and sprinkler.

                               ARTICLE 32 - SIGNS

         32.01 Tenant's name will be placed on the Building directly at the main entrance. Furthermore, Tenant will be permitted to place its name and upon the entrance to the Demised Premises provided (i) Tenant will at its sole cost and expense, be responsible for the cost of the sign, any associated permitting and maintenance, and the cost of removing the sign at the end of the Term; (ii) any access and work required to install, maintain, and/or make modifications to the sign during the Term will be done in strict compliance with Landlord's requirements for and any warranty then in effect; (iii) Tenant will have such insurance, naming Landlord as an additional insured, as Landlord may reasonably require; and (iv) such signage will be approved by Landlord, which approval will not be unreasonably withheld.

                ARTICLE 33 - MODIFICATIONS REQUESTED BY MORTGAGEE

         33.01 Tenant hereby agrees that if any lender to the Landlord proposing to make a mortgage on Landlord's interest in the Building and/or Demised Premises requires, as a condition to making any loan to be secured by such mortgage, that Tenant agrees to modifications to this Lease, or that Tenant supply financial statements and/or other information, then Tenant agrees that it will enter into an agreement with Landlord making such modifications as are reasonably requested by such lender and will supply such financial statements and other information as are requested by such lender. Under no circumstances will Tenant be required to agree to any modification which changes the Demised Premises, creates

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an indemnification from Tenant to the Landlord or the mortgagee, increases the
Base Rent or any additional rent, abridges or enlarges the Term, materially increases Tenant's obligations or reduces Tenant's rights, or requires the expenditure of funds by Tenant which Tenant is not obligated to expend pursuant to the existing terms of this Lease. Tenant will execute such modification or supply such information within ten (10) days after Landlord's request.

         33.02 Except for assignments and options to extend the Term as expressly set forth in this Lease, no assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligation or liability under this Lease, will be valid unless consented to by Landlord's mortgagees of record, if such is required by the mortgagees, in writing. No Fixed Rent, Additional Rent, or any other charge (with the exception of the security deposit described in this Lease) will be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision (except to the extent that such payments are actually received by a mortgagee) will be a nullity as against any such mortgagees of record, and Tenant will be liable for the amount of such payments to such mortgagees.

         33.03 No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, will result in a release or termination of such obligations or termination of this Lease unless
(a) Tenant will have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (b) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, provided that nothing contained in this Section will be deemed to impose any obligation on any such mortgagees to correct or cure any condition. As used herein, a "reasonable time" includes a reasonable time to obtain title to the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event less than 60 days from the date of the mortgagees' receipt of the above described notice.

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                              ARTICLE 34 - PARKING

         34.01 Tenant will have the non-exclusive right to use four (4) parking spaces per 1,000 rentable square feet of the Demised Premises. Tenant will also have the non-exclusive right to use the loading docks in conjunction and cooperation with the other Building tenants.

         34.02 Tenant will have access to, and the non-exclusive right to use, in common with other tenants of the Building, the loading docks contiguous to the Demised Premises.

                          ARTICLE 35 - SHORT FORM LEASE

         The parties will, at the request of either one, execute duplicate originals of an instrument in recordable form which will constitute a short form of lease, setting forth a description of the Demised Premises, the Term of the Lease and any other portions hereof, except the Rent provisions, that either party may reasonably request.

                              ARTICLE 36 - CAPTIONS

         The captions in this Lease are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Lease and are in no way to affect the interpretation or construction of this Lease.

              ARTICLE 37 - APPLICABILITY TO SUCCESSORS AND ASSIGNS

         The provisions of this Lease will be binding upon and inure to the benefit of Landlord and Tenant, and their respective heirs, successors, legal representatives and assigns, but nothing herein will grant to Tenant the right to assign this Lease other than pursuant to the provisions hereof.

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                              ARTICLE 38 - HOLDOVER

         If Tenant continues in the occupancy of the Demised Premises after the expiration or sooner termination of the Term, such occupancy will be deemed to be a default by Tenant (without the necessity of any notice other than any notice of terminations as required in this Lease). Tenant's occupancy will be deemed a month-to-month tenancy subject to the terms of the Lease and Tenant will pay 150% the Fixed Rent in effect upon the expiration of the Term together with the Additional Rent herein provided. The provisions of this Article will
(i) be construed as liquidated damages, and (ii) not be construed as Landlord's consent for Tenant to holdover.

                           ARTICLE 39 - MISCELLANEOUS

         39.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreements that may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreements made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreements made concurrently herewith.

         39.02 Except as otherwise expressly provided in this Lease, the obligations under this Lease will bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that no violation of the provisions of Article 13 will operate to vest any rights in any successor or assignee of Tenant.

         39.3 The obligations of Tenant hereunder will not be affected, impaired or excused, nor will Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to

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fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to Unavoidable Delays or (b) because of any failure or defect in the supply, quality or character of any utility or service furnished to the Demised Premises for any reason that is not the result of Landlord's negligence, gross negligence or intentional acts.

         39.04 Any liability for payments hereunder and any obligations of Tenant which involve performance, in any particular, after the end of the term (including, but not limited to, any duty to indemnify Landlord) or which cannot be ascertained to have ben fully performed until after the end of the term, will survive the expiration of the Term or earlier termination of this Lease, until such time as payment has been made and performance has been satisfied.

         39.05 Tenant will give prompt notice to Landlord of (a) any serious or substantial accident and/or occurrence on the Demised Premises for which Landlord might be responsible, (b) any fire or other casualty in the Demised Premises, and (c) all damage to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof.

         39.06 This Lease will be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease will be invalid or unenforceable, the remainder of this Lease will not be affected and will be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and will not affect its interpretation. This Lease will be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on each party's part to be performed, will be deemed and construed as a separate and independent covenant of the parties, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, will be deemed to include any other number and any other gender as the context may require.

         39.07 If either party retains the services of an attorney to enforce its rights pursuant to this Lease, then and in that event the losing party will pay all reasonable attorney's fees, as well as court costs, incurred by the prevailing party in so seeking to enforce its rights.

         39.08 Tenant will observe and comply with all rules and regulations applicable to the Building or Demised Premises reasonably promulgated by Landlord from time to time (the "Rules and Regulations") as such rules and regulations may be amended from time to time.

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Landlord will provide Tenant, from time to time, with true and complete copies of all Rules and Regulations. Landlord will apply the Rules and Regulations in good faith and without discrimination against Tenant and any other tenant of the Property. The terms, covenants, conditions, and provisions of this Lease will govern in the event of any conflict or inconsistency between this Lease and Landlord's Rules and Regulations.

                  Landlord will not be liable for the non-compliance by any other tenant, or occupant with the Rules and Regulations. Landlord covenants that any enforcement of the Rules and Regulations by Landlord will be in a non-discriminatory manner.

         39.09 Except as otherwise provided herein, if excavation, foundation, other substructure work, or other construction work will be made or authorized upon land adjacent to the Building, Tenant will afford to the Person causing (or authorized to cause) such excavation, license to enter the Demised Premises to do such work as necessary to preserve the walls of the Building from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or, so long as such does not interfere unreasonably or materially with Tenant's access to or use occupancy of the Demised Premises, without diminution or abatement of Rents.

         39.10 In the event the Tenant claims or asserts that the Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy will be an action for specific performance, declaratory judgement or injunction and in no event will Tenant be entitled to any money damages for a breach of such covenant and in no event will Tenant claim or assert any claims for money damages in any action or by way of set-off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies. Whenever Landlord's consent or approval is required under this Lease, and this Lease does not specify that such consent or approval will not be unreasonably withheld or delayed, Landlord may determine whether to granted or withhold such consent or approval in its sole and absolute discretion, regardless of whether such refusal to consent or approve may be deemed arbitrary.

         39.11 Reimbursement of Costs. Whenever this Lease requires Landlord's consent or approval (other than Landlord's consent for Tenant Work), Tenant will reimburse Landlord on

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demand as a condition to granting such consent or approval of any costs that may be incurred in connection with reviewing the request for consent or approval including, without limitation, reasonable attorneys' fees.

         39.12 If either party commences any action or preceding seeking injunctive, declaratory or monetary relief in connection with the rights reserved to such party under this Lease (such party being referred to as the "Plaintiff"), then in the event Plaintiff prevails in any such action or proceeding, the other party will pay to the Plaintiff a sum equal to all of the Plaintiff's reasonable legal fees, costs and disbursements in any way related to or arising out of such action or proceeding (all of which, in the event Landlord is the Plaintiff, will be deemed Additional Rent).

         39.13 All references to the word "days" in this Lease will mean calendar days unless otherwise expressly stated.

         39.14 THE SUBMISSION BY LANDLORD TO TENANT OF THIS LEASE Will HAVE NO BINDING FORCE OR EFFECT, Will NOT CONSTITUTE AN OPTION FOR THE LEASING OF THE DEMISED PREMISES, NOR CONFER ANY RIGHTS OR IMPOSE ANY OBLIGATIONS UPON EITHER PARTY UNTIL THE EXECUTION THEREOF BY, AND DELIVERY TO, EACH PARTY.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                    (SIGNATURES APPEAR ON THE FOLLOWING PAGE)

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                                   LANDLORD:

WITNESS:                           ZPF LLC

/s/ Judith E. Hartberg           By: /s/ Paul Mc Arthur
------------------------------       ----------------------------------------
Judith E. Hartberg

ATTEST:                          TENANT:

                                 CELL AND MOLECULAR TECHNOLOGIES, INC.

                                 By: /s/ Joseph K. Pagano, Chairman of the Board
------------------------------       -----------------------------------------

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                                    EXHIBIT C

OPERATING EXPENSES

1. Commencing with the first Lease Year after the "Base Year" (as hereinafter defined), and for each Lease Year thereafter, Tenant will pay to Landlord Tenant's pro rata share (which, except as hereinafter provided, shall be a fraction, the numerator of which is the RSF of the Demised Premises, as the same may change from time to time, and the denominator of which is the RSF of the Building and which is 21.51%) of the amount by which (x) the "Operating Expenses" (as hereinafter defined) during each Lease Year after the Base Year exceed (y) the Base Year Operating Expenses; provided, however, if the Building is not at least ninety-five percent (95%) occupied during the Base Year, the variable Operating Expenses (i.e. those that vary depending upon occupancy) will be adjusted to an amount that would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout the year.

2.       (a)      "Base Year" is defined as the first Lease Year (i.e. the first twelve (12) months after the Commencement Date).

         (b) "Operating Expenses" are defined as Real Estate Taxes (as defined below) and any and all costs and expenses incurred by Landlord relating or pertaining to the Land, Building and/or Demised Premises and deemed by Landlord to be reasonable, appropriate and for the best interests of the Demised Premises, Land and/or the Building, including, but not limited to, the cost of:
(i) gas, oil, electricity, steam, water and other utilities (excluding tenants' electricity paid directly by a tenant); (ii) installing, operating, maintaining, repairing, replacing any part or parts of, and/or providing common facilities, utilities, services, lighting, mechanical and electrical equipment (including, heating, ventilation and air-conditioning equipment) and similar items which are or will be utilized to provide services and utilities; (iii) maintenance, repair, lighting, cleaning, painting, striping, decorating, policing, management, superintendence and security; (iv) insurance of any nature maintained by Landlord; (v) removal of snow, ice and debris, regulation of traffic, inspection of machinery and equipment and personal property taxes and other charges incurred in connection with such machinery and equipment; (vi) repairing of paving, curbs, walkways, planters and maintaining any lawns and/or plantings; (vii) market management fee not to exceed three percent (3%); (viii) wages, salaries, bonuses, severance pay, vacation, medical, surgical, union and general welfare benefits, any pension, retirement or life insurance plan and other benefit or similar expense respecting persons rendering services to the Building or Land, through the level of Building manager; and (ix) any and all other expenses paid or incurred by the Landlord in the operation, maintenance and repair of the Land or Building (including the equipment systems therein) except as otherwise expressly excluded herein. Operating Expenses will include the cost of any capital improvement made to the Building after the date hereof which are made in the ordinary and prudent operation of the Building, or which reduces other Operating Expenses or is required under a law or regulation that was not applicable to the Building at the time the Building was constructed, the cost thereof to be amortized over a reasonable period (not to exceed ten (10) years) together with interest on the unamortized balance at the rate being paid by Landlord for funds borrowed for the purposes of constructing said capital improvements (or the rate at which Landlord then customarily borrows funds for similar expenditures if no funds were so borrowed). Operating Expenses will also include capital expenses necessitated by casualties to the extent not covered by insurance, including any deductible feature of any insurance carried by Landlord with respect thereto.

         (c) Operating Expenses will not include interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases or those items set forth on Exhibit C-l annexed hereto.

         (d) "Real Estate Taxes" are defined as the annual real estate taxes, payments "in lieu" of real estate taxes, assessments (whether general or special and including all assessments for public improvements or benefits) or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and charges, in each case whether general or special, which are levied or assessed against the Building, and/or the Demised Premises. Real Estate Taxes will not include income, franchise, inheritance or foreign ownership or foreign control taxes (but Tenant will at all times be responsible for any taxes levied, assessed or imposed upon its property), provided, however, that:

                  (i) if at any time after the date of this Lease the method of taxation of real estate prevailing at the date of this Lease is altered (other than a change from "in lieu" payment to ad valorem assessment) and there is levied, assessed or imposed on Landlord in addition and/or in substitution, in whole or in part, for the present general real estate taxes, a corporation franchise tax or any other tax, however denominated and by whatever taxing authority (including, but not limited to, any municipal, county, state or federal authority) which shall be measured by or based in whole or in part upon the Demised Premises or the value thereof or the revenues or rents derived therefrom, then all such taxes, or the part thereof so measured or based, will be deemed to be included within the phrase"Real Estate Taxes" used herein but only to the extent to which such taxes are substituted for the present general real estate taxes; and

                  (ii) if the Real Estate Taxes applicable to the Base Year are, at anytime, reduced as a result of tax appeal, reassessment, or any other reason, then for purposes of this Lease such reduced taxes will be the Base Year Real Estate Taxes, and Tenant will pay to Landlord, within thirty (30) days of its receipt of notification of the reduced Base Year Real Estate Taxes, any amounts due as a result of such reduction in the Base Year Real Estate Taxes. Similarly, if the Real Estate Taxes for any year of the Term after the Base Year are reduced as a result of tax appeal, reassessment or any other reason, and Landlord received a refund, Tenant shall receive a credit for Tenant's Pro Rata Share of the refund (less Tenant's Pro Rata Share of Landlord's expenses in obtaining such refund, including attorney's fees and appraiser's fees, associated with such reduction, if any).

BILLING & PAYMENT

         The amounts required to be paid by Tenant pursuant hereto will be paid in monthly installments commencing with the first Lease Year after the Base Year in such amounts as are estimated by Landlord from time to time. No later than four (4) months after the end of the Base Year, Landlord will deliver to Tenant a statement of the Base Year Operating Expenses. No later than four (4) months after the end of each subsequent fiscal year as Landlord may reasonably select, Landlord will deliver to Tenant a statement of the Operating Expenses for such fiscal year and the excess of same, if any, over the total Base Year Operating Expenses. Tenant agrees to pay to Landlord and Landlord agrees to credit to Tenant, or pay to Tenant if the Term has expired, as applicable, within thirty
(30) days of receipt of such statement, such amount as may be necessary to effect proper adjustment for payment of Operating Expenses. Failure of Landlord to provide any statement called for hereunder within the time prescribed will not relieve Tenant from its obligations hereunder. Upon written request of Tenant, Landlord shall make available to Tenant such documentation as is necessary in order to reasonably permit Tenant to verify the amount of the Operating Expenses. Any statement of Operating Expense shall be conclusive and binding upon Tenant unless, within sixty (60) days after receipt thereof Tenant notifies Landlord that Tenant disputes the correctiveness of such statement specifying the particular respects in which the statement is allegedly incorrect. Pending the determination of any such dispute, Tenant shall make all payments in accordance with the disputed statement without prejudice to Tenant's position.

APPORTIONMENT; SURVIVAL

         Any Operating Expenses, whether or not a lien upon the Building and/or Demised Premises, which accrue on an annual basis but relate in part to a period subsequent to the Term, will be apportioned between Landlord and Tenant as of the end of the Term based upon the final bill for the applicable year, it being intended that Tenant will pay only that portion of the Operating Expenses as is allocable to the Term of this Lease. Tenant's obligation to pay Operating Expenses, as provided above, accruing during the Term will survive the expiration or earlier termination of this Lease, for a period of one (l) year.

                                   EXHIBIT C-1

                                   Exclusions

                  Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

                           (a)      salaries of executives above the grade of
building manager;

                           (b)      INTENTIONALLY OMITTED;

                           (c)      amounts received by Landlord through
proceeds of insurance or otherwise to the extent such amounts are compensation for sums previously included in Operating Expenses;

                           (d)      costs of repairs or replacements incurred by
reason of fire or other casually or condemnation;

                           (e)      advertising and promotional expenditures;

                           (f)      costs incurred in performing work or extra
services for any tenant (including Tenant), whether at such tenant's or Landlord's expense;

                           (g)      depreciation or amortization;

                           (h)      brokerage commissions, costs and expenses
incurred for leasing, renovating or improving space for tenants, including
Tenant;

                           (i)      the cost of electricity (for other than air
conditioning) furnished to the Demised Premises or any other space leasable by tenants;

                           (j)      refinancing costs and mortgage interest and
amortization payments;

                           (k)      Landlord's franchise and income taxes;

                           (l)      costs incurred in connection with painting,
renovating and/or decorating vacant space for leasing to tenants;

                           (m)      any fines or penalties incurred by Landlord;

                           (n)      cost of repairs made by Landlord to remedy
damages caused by the negligence or willful act or omission of Landlord or its agents;

                           (o)      INTENTIONALLY OMITTED;

                           (p)      should be expanded as follows:
"Taxes-transfer, gains, inheritance, estate, gift, or income tax imposed upon Landlord";

                           (q)      the cost of electrical energy furnished
directly to Tenant and other Tenants of the building and to any other leasable space in the building;

                           (r)      legal fees incurred in connection with any
negotiation of or disputes of any leases in the building or for obtaining approvals from or otherwise negotiating with lessors or mortgagees;

                           (s)      asbestos and hazardous material, abatement,
removal and containment costs;

                           (t)      the cost of maintaining any supplemental air
conditioning units above the base building airconditioning system serving the tenants in the building;

                           (u)      cost and expenses incurred by Landlord in
connection with the sale or rental of the land, the building or the project;

                           (v)      costs otherwise included in operating
expenses to the extent reimbursed directly by Tenant or another Tenant;

                           (w)      lease takeover costs incurred by Landlord;
and

                           (x)      costs included in operating expenses which
are allocable to other properties owned by Landlord.